UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Dun & Bradstreet Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 27, 2012

Dear Shareholder:

        You are cordially invited to attend the 2012 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Wednesday, May 9, 2012, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter more fully describes the business to be acted upon at the meeting. Our Annual Report on Form 10-K for the year ended December 31, 2011 is also attached.

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission we are once again providing to our shareholders access to our proxy materials over the Internet. We continue to believe that this e-proxy process allows us to provide our shareholders with the information they need while lowering printing and mailing costs, reducing the environmental impact of our Annual Meeting and more efficiently complying with our obligations under the securities laws. On or about March 27, 2012, we mailed to our beneficial shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 Proxy Statement and Annual Report and vote online. Registered shareholders will be furnished a printed copy of the 2012 Proxy Statement and Annual Report by mail.

        Whether or not you plan to attend the meeting, your vote is important. In addition to voting in person, shareholders of record may vote via a toll-free telephone number or over the Internet. Shareholders who received a paper copy of the 2012 Proxy Statement and Annual Report by mail may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. If your shares are held in the name of a bank, broker or other holder of record, check your proxy card to see which of these options is available to you.

        On behalf of our Board of Directors, thank you for your continued support of D&B.

Sincerely,

Sara Mathew
 Chairman and Chief Executive Officer

Notice of 2012 Annual Meeting of Shareholders

        The 2012 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Wednesday, May 9, 2012, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey. The purpose of the meeting is to:

  1.
  Elect nine directors to the Board of Directors, each to serve for a one-year term;

  2.
  Ratify the appointment of our independent registered public accounting firm for 2012;

  3.
  Obtain advisory approval of our executive compensation (Say on Pay);

  4.
  Approve amendments to our certificate of incorporation and by-laws to permit shareholders to call special meetings; and

  5.
  Transact such other business as may properly come before the meeting. We know of no other business to be brought before the meeting at this time.

        Only shareholders of record at the close of business on March 13, 2012, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Christie A. Hill
 Senior Vice President, General Counsel and Corporate Secretary

Dated: March 27, 2012

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to vote your shares as promptly as possible. In addition to voting in person, shareholders of record may vote via a toll-free telephone number or over the Internet as instructed in these materials. If you received the proxy statement by mail, you may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. Please note that if your shares are held by a broker, bank or other holder of record and you wish to vote at the meeting, you must obtain a legal proxy from that record holder.

Please note that with the exception of Proposal No. 2, brokers may not vote your shares in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

Page
GENERAL INFORMATION	1
Notice of Internet Availability of Proxy Materials	1
Annual Meeting Admission	1
Who Can Vote	1
How to Vote	1
Revocation of Proxies	2
Voting Shares in the D&B Plans	2
List of Shareholders	3
Householding Information	3
Proxy Solicitation	3
Quorum and Voting Requirements	3
Shareholder Account Maintenance	4
CORPORATE GOVERNANCE	5
Board of Directors	5
Independence of the Board and Committees	7
Board Meetings	8
Committees and Meetings	9
Communications with the Board and Audit Committee	12
Attendance at Annual Meetings	12
Service on Multiple Audit Committees	12
Transactions with Related Persons	12
Procedures for Approval of Related Persons Transactions	13
Promoters and Control Persons	13
Compensation Committee Interlocks and Insider Participation	13
Code of Conduct	13
COMPENSATION OF DIRECTORS	14
Overview of Non-employee Director Compensation	14
Stock Ownership Guidelines	15
Non-employee Director Compensation Table	15
Equity Awards Outstanding as of December 31, 2011	17
AUDIT COMMITTEE INFORMATION	18
Report of the Audit Committee	18
Audit Committee Pre-approval Policy	19
Fees Paid to Independent Registered Public Accounting Firm	19
PROPOSAL NO. 1—ELECTION OF DIRECTORS	20
Changes in Composition of the Board of Directors	20
Nominations	20
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012	25
PROPOSAL NO. 3—ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (SAY ON PAY)	26
PROPOSAL NO. 4—APPROVAL OF AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND FOURTH AMENDED AND RESTATED BY-LAWS TO PERMIT SHAREHOLDERS TO CALL SPECIAL MEETINGS	28

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Page
SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS	29
EXECUTIVE OFFICERS	31
COMPENSATION DISCUSSION & ANALYSIS	33
Executive Summary	33
Purpose	36
Objectives of our Executive Compensation Program	37
Elements of our Executive Compensation Program	38
External Benchmarking	43
2011 Base Salaries	45
Annual Cash Incentive Plan	45
Long-term Equity Incentives	50
Employment Agreements	52
Tax Deductibility	52
Section 409A of the Internal Revenue Code	52
REPORT OF THE COMPENSATION & BENEFITS COMMITTEE	53
SUMMARY COMPENSATION TABLE	54
GRANTS OF PLAN-BASED AWARDS TABLE	56
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	58
OPTION EXERCISES AND STOCK VESTED TABLE	60
PENSION BENEFITS TABLE	61
NON-QUALIFIED DEFERRED COMPENSATION TABLE	64
OVERVIEW OF CHANGE IN CONTROL, SEVERANCE AND OTHER ARRANGEMENTS	66
Change in Control	66
Severance Arrangements	66
Detrimental Conduct Program	67
Potential Post-employment Compensation Table	67
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	72
OTHER MATTERS	72
INFORMATION CONTAINED IN THIS PROXY STATEMENT	72
SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING	72
SCHEDULE I—RECONCILIATION OF TOTAL REVENUE TO CORE REVENUE AND THE EFFECT OF FOREIGN EXCHANGE ON CORE REVENUE GROWTH

SCHEDULE II—RECONCILIATION OF REPORTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO D&B COMMON SHAREHOLDERS TO DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO D&B COMMON SHAREHOLDERS BEFORE NON-CORE GAINS AND (CHARGES)

SCHEDULE III—RECONCILIATION OF REPORTED OPERATING INCOME TO OPERATING INCOME BEFORE NON-CORE GAINS AND (CHARGES)
EXHIBIT A—AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE DUN & BRADSTREET CORPORATION
EXHIBIT B—AMENDMENTS TO THE FOURTH AMENDED AND RESTATED BY-LAWS OF THE DUN & BRADSTREET CORPORATION

ii

PROXY STATEMENT

GENERAL INFORMATION

        The Board of Directors of The Dun & Bradstreet Corporation is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on May 9, 2012. On or about March 27, 2012, we mailed to our beneficial holders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials on the Internet, and we mailed to our registered shareholders a printed copy of the proxy materials. Our principal executive offices are located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708, and our main telephone number is 973-921-5500. D&B is listed on the New York Stock Exchange, or NYSE, with the ticker symbol DNB.

Notice of Internet Availability of Proxy Materials

        In accordance with the notice and access rule adopted by the U.S. Securities and Exchange Commission, or SEC, we are making the proxy materials available to all of our shareholders on the Internet and our beneficial holders will receive a Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access our proxy materials and how to vote on the Internet and by telephone. We are mailing to our registered shareholders a printed copy of our proxy materials. If you received a Notice and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials included in the Notice.

Annual Meeting Admission

        To attend the Annual Meeting, you will need an admission ticket or other evidence of stock ownership as of the record date, which is March 13, 2012. Only shareholders as of the record date will be entitled to attend the meeting.

        Registered shareholders. If you are a registered shareholder and you plan to attend the Annual Meeting in person, please bring your admission ticket attached to the proxy card or other evidence of stock ownership as of the record date.

        Beneficial holders. If your shares are held in the name of a bank, broker or other holder of record (in "street name") and you plan to attend the Annual Meeting in person, please bring your Notice or other evidence of stock ownership as of the record date. You may also obtain an admission ticket in advance of the meeting by sending a written request, along with evidence of stock ownership as of the record date, such as a bank or brokerage account statement, to our Corporate Secretary at the address of our principal executive offices noted above. Please make such requests at least two weeks in advance of the Annual Meeting so that we may be able to accommodate your request.

Who Can Vote

        Only shareholders of record at the close of business on March 13, 2012 are eligible to vote at the meeting. As of the close of business on that date, there were [                        ] shares of our common stock outstanding.

How to Vote

        In addition to voting in person at the meeting, shareholders of record can vote by proxy by calling a toll-free telephone number, by using the Internet or, for shareholders who received a printed copy of the proxy materials, by mailing a completed and signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting by telephone or the Internet should understand that there may be costs associated with voting in these manners, such as usage charges from telephone companies and Internet service providers, which must be borne by the shareholder.

        A proxy that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board of Directors, as outlined in this proxy statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

        Specific voting instructions are set forth below and can also be found on the Notice and on the proxy card. If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

Registered Shareholders

        Vote by Telephone. Registered shareholders can vote by calling toll-free at 800-690-6903. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

        Vote on the Internet. Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

        Vote by Mail. Registered shareholders can vote by mail by simply indicating your response on your proxy card, dating and signing it, and returning your proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Dun & Bradstreet Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Holders

        If your shares are held in street name, the Notice mailed to you from the organization that is the record owner of your shares contains instructions on how to vote your shares. Beneficial holders that received a printed copy of the proxy materials may complete and mail the proxy card or may vote by telephone or over the Internet as instructed in the proxy card by the organization that is the record owner of your shares. For a beneficial holder to vote in person at the Annual Meeting, you must obtain a legal proxy from the record owner.

Revocation of Proxies

        A shareholder of record may revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions.

Voting Shares in the D&B Plans

        If you are a current or former D&B employee who currently holds D&B shares in your name in the D&B Common Stock Fund of The Dun & Bradstreet Corporation 401(k) Plan, referred to as the 401(k) Plan, or a current or former Moody's Corporation employee who holds D&B shares in your name in the Moody's Corporation Profit Participation Plan, referred to as the PPP, you are entitled to give voting instructions for the shares held in your account. If you receive a printed copy of the proxy materials by mail, you will receive only one proxy card for all of the D&B shares you hold in the 401(k) Plan and PPP. Your proxy card will serve as a voting instruction card for the plans' trustees.

However, most active employees who have shares in these plans will receive an e-mail containing instructions on how to access our proxy materials and how to vote such shares on the Internet.

        If you do not vote your shares or specify your voting instructions on your proxy card, the applicable plan's trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of the 401(k) Plan and PPP, except as otherwise required by law. To allow sufficient time for voting by the trustee of each plan, your voting instructions must be received by the applicable trustee by May 4, 2012.

        If you are a current or former D&B employee who currently holds D&B shares in the D&B Employee Stock Purchase Plan, or ESPP, you are considered a beneficial holder as described above and should follow the voting instructions provided in the Notice sent to you by the ESPP plan administrator.

List of Shareholders

        The names of registered shareholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, for ten days prior to the meeting, at the office of our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

Householding Information

        We have adopted a procedure approved by the SEC called householding. Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure provides greater convenience to our shareholders and saves money by reducing our printing and mailing costs and fees.

        If you and other shareholders of record with whom you share an address and last name currently receive multiple copies of our Proxy Statement and Annual Report and would like to participate in our householding program, please contact Broadridge Financial Solutions, or Broadridge, by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge as described above.

        A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Proxy Solicitation

        Our directors, officers and employees may solicit proxies on our behalf by communicating with shareholders personally or by telephone, facsimile, e-mail, mail or other forms of social media. We have also retained the firm of Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee estimated at $8,500 plus expenses. We will pay all expenses related to such solicitations of proxies. D&B and Morrow & Co. will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

        Our by-laws provide that a majority of the shares issued, outstanding and entitled to vote, whether present in person or represented by proxy, constitute a quorum at meetings of shareholders.

Abstentions and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the NYSE to vote shares without instructions from beneficial owners on routine matters, which includes only Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm for 2012), as discussed below.

        This means that for all proposals except Proposal No. 2, brokers may not vote your shares in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

        Election of directors (Proposal No. 1) shall be determined by a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. For purposes of this proposal, a majority of the voting power present means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. As a result, shares present in person at the meeting that are not voted for a nominee, shares present by proxy for which the shareholder has abstained from voting for a nominee and shares not voted for a nominee as a result of broker non-votes will not be counted as voting for or against that nominee's achievement of a majority. If a current director is not re-elected, the director shall offer to tender his or her resignation to the Board of Directors. The Board Affairs Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board's decision.

        Ratification of the appointment of our independent registered public accounting firm for 2012 (Proposal No. 2), advisory approval of our executive compensation (Say on Pay) (Proposal No. 3), and approval of amendments to our certificate of incorporation and by-laws to permit shareholders to call special meetings (Proposal No. 4), shall each be determined by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the applicable matter. As a result, shares present in person at the meeting that are not voted for any such matter, shares present by proxy for which the shareholder has abstained from voting for any such matter and broker non-votes, if any, with respect to any such matter will not be counted toward each such matter's achievement of a majority.

Shareholder Account Maintenance

        Our transfer agent is Computershare Shareowner Services LLC, or Computershare. All communications concerning accounts of registered shareholders, including address changes, name changes, inquiries as to requirements to transfer shares of our common stock and similar issues, can be handled by contacting Computershare using one of the following methods:

  •
  toll-free at 866-283-6792 for U.S. and Canada holders (International holders dial 201-680-6578; hearing-impaired holders dial 800-231-5469);

  •
  at the following website www.bnymellon.com/shareowner/isd; or

  •
  by writing to Computershare Shareowner Services LLC, P.O. Box 358015, Pittsburgh, Pennsylvania 15252.

CORPORATE GOVERNANCE

Board of Directors

        Our Board of Directors currently consists of ten members, all of whom are independent except for our Chairman of the Board and Chief Executive Officer, or Chairman and CEO, Sara Mathew. The objective of our Board of Directors is to conduct our business activities so as to enhance shareholder value. Our Board of Directors believes that good corporate governance practices support successful business performance and thus the creation of shareholder value. To institutionalize the Board's view of governance, our Board has adopted Corporate Governance Principles. These principles, which were last reviewed in October 2011, cover Board composition and performance (e.g., director independence, qualifications of directors, outside directorships and committee service, selection of director nominees, director orientation and continuing education), the relationship of the Board with senior management (e.g., attendance of non-directors at Board meetings and Board access to senior leadership), Board meetings, Board committee review and management review.

        The Board has four standing committees: the Audit Committee, the Board Affairs Committee, the Compensation & Benefits Committee and the Innovation & Technology Committee. Each Board committee has its own charter setting forth its purpose and responsibilities, including, where applicable, those required by the NYSE listing standards. Each of the committees and their charters are described in more detail below.

        Our Corporate Governance Principles and the charters of each of our committees of the Board of Directors are available in the Investor Relations section of our website (http://investor.dnb.com) and are also available in print, without charge, to any shareholder upon request to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

        Leadership Structure of the Board. Our Board is currently led by our Chairman and CEO, Sara Mathew. D&B's Board of Directors does not have a policy on whether the roles of Chairman of the Board and CEO should be separate; however, these positions have historically been held by the same person. The Board Affairs Committee of the Board of Directors regularly evaluates governance trends and issues and reports its conclusions to the Board. Specifically, it evaluated the roles of Chairman of the Board and CEO in December 2011 and concluded that having a single Chairman and CEO is appropriate for D&B.

        Our Board believes that its leadership structure is effective in providing independent oversight of management, including with respect to one of the Board's primary functions—enhancing shareholder value. The Chairman of the Board has neither a greater nor lesser vote on matters considered by the Board than any other director. All of our directors are bound by fiduciary obligations, imposed by law, to serve the best interests of our shareholders. Additionally, our Board believes that there are certain efficiencies inherent in having the CEO (who is the person responsible for the day-to-day operations and strategy of the Company) chair the Board of Directors, such as ensuring efficiency and clarity in decision making and ensuring key business issues are brought to the Board's attention.

        Our Board of Directors acknowledges that independent Board leadership is important. Accordingly, the Company's Corporate Governance Principles provide for an independent Lead Director to be designated by the Board from time to time. Christopher J. Coughlin currently serves as our Lead Director.

        The Lead Director (i) presides over the non-management executive sessions of the Board of Directors, (ii) collects feedback from the Board meetings and provides it to the CEO, (iii) may call a meeting of the non-management directors at any time, (iv) leads the annual CEO evaluation process, and (v) performs such other responsibilities as the Board may from time to time delegate to assist the Board in performing its responsibilities. The Lead Director is appointed to a term of three years, with no limit on the number of terms the Lead Director may serve, either in succession or in the aggregate. We believe a term of three years provides an opportunity, if appropriate in the discretion of the Board, for rotation of the Lead Director position among the directors. Mr. Coughlin has served as Lead Director since August 2010 and more information relating to Mr. Coughlin's role as Lead Director can be found under the "Board Meetings" section of this proxy statement.

        In addition, our Board and committee composition promotes independence and protects against too much power being placed with the Chairman and CEO. All of the Board committees are comprised entirely of independent directors as determined under criteria established by the SEC and NYSE for the applicable committees and as set forth in our Corporate Governance Principles. As a result of this structure, independent directors oversee such critical matters as the integrity of the Company's financial statements, the compensation of executive management (including the CEO), the direction of the Company's innovation and technology strategy, the selection and evaluation of directors and the development and implementation of the Company's corporate governance policies and structures. In addition, nine of the ten members of our Board (with the exception of our Chairman and CEO) are independent under the foregoing standards. Our Board believes that its leadership structure enhances the Board's ability to provide insight and direction to management on important strategic initiatives and, at the same time, ensures that the appropriate level of independent oversight is applied to all Board decisions.

        The Board's Role in Risk Oversight. The Board provides oversight of risk by directly reviewing strategic risks, as noted below, by delegating matters to, and using the expertise of, certain of its committees and by receiving reports from such committees. Specifically, the Board has delegated to the Audit Committee, the Innovation & Technology Committee, or I&TC, the Compensation & Benefits Committee, or C&BC, and the Board Affairs Committee responsibilities related to risk oversight as described herein.

        The Audit Committee is charged with discussing with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. In addition, the Audit Committee oversees, and reviews with the internal auditors and management, the Company's enterprise risk management annual process, including the prioritization of the identified risks and management's mitigation plans. As part of the enterprise risk management annual process to identify and prioritize risks to the Company, management uses the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO, which analyzes enterprise risks from the standpoint of a company's strategic, operational, compliance and financial reporting objectives. As noted above, "strategic risks" are discussed with and managed by the entire Board of Directors. The remaining categories of risk are overseen by the Audit Committee, the I&TC, the C&BC or the Board Affairs Committee, depending upon the nature of the risk.

        Particular members of management report both internally and to the Audit Committee as follows:

  •
  The Leader of Internal Audit and Enterprise Risk Management reports both to the Chief Financial Officer and the Chair of the Audit Committee. The Audit Committee reviews and discusses with the Leader of Internal Audit and Enterprise Risk Management the Company's internal system of audit and financial controls, internal audit plans, and the periodic report of audit activities.

  •
  The Principal Accounting Officer reports to the Chief Financial Officer and discusses financial controls with the Audit Committee in his capacity as leader of our Sarbanes-Oxley controls. On a quarterly basis, the Principal Accounting Officer reviews progress on the testing and mitigation of any identified risks with the Audit Committee.

  •
  The Chief Compliance Officer reports to the General Counsel and provides updates (at least quarterly) to the Audit Committee on compliance risks and controls.

        In addition, at least quarterly, the Audit Committee meets in private session separately with the Leader of Internal Audit and Enterprise Risk Management, the Principal Accounting Officer, the Chief Financial Officer and the Chief Compliance Officer.

        The I&TC reviews with management the commercial risks of the Company's technology infrastructure and platforms, including marketplace and financial risk. For example, management reviews with the I&TC the progress of the implementation of our current strategic technology investment which we announced in February 2010, referred to as "MaxCV" for Maximizing Customer Value.

        The C&BC reviews with management the compensation policies and practices of the Company, including those applicable to non-executive officers, to determine the extent to which risks arising from the Company's compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The compensation-related risk analysis considers the major components of compensation at the Company (base salary, cash incentives and equity-based compensation) and how each component may impact risk-taking activity by employees, including how the policies may engender activities that could impact the Company's brand and financial results. The analysis is prepared by management and reviewed and agreed upon by an interdisciplinary management team comprised of senior leaders from finance, internal audit and risk management, sales operations, legal, human resources and compensation. In addition, the Company's third party executive compensation consultant, Meridian Compensation Partners, as well as the Company's external legal counsel, reviewed and provided feedback on the analysis. Based on this analysis, the C&BC agreed with management that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

        Periodically, the Board Affairs Committee reviews the Company's policies and programs related to (i) political actions and legislative affairs which could impact our business, (ii) employee health and safety requirements, including the number and nature of claims made against the Company, and (iii) equal employment opportunity requirements, including filing requirements and monitoring the number of claims made.

        Each of the Audit Committee, I&TC, C&BC and Board Affairs Committee periodically reports to the Board of Directors on any such matters under review, as appropriate.

Independence of the Board and Committees

        Our Corporate Governance Principles require that at least two-thirds of the Board meet the criteria for independence established by the NYSE and applicable laws. After considering all relevant facts and circumstances, our Board has determined that each of its members except, as noted above, Sara Mathew, our Chairman and CEO, is independent under the NYSE listing standards and applicable laws. Our Board has also determined that each member of each of the Audit Committee, the Board Affairs Committee, the C&BC and the I&TC is independent under the NYSE listing standards and applicable laws (we note that I&TC member independence is not technically required because it is not a NYSE required committee).

        Pursuant to NYSE rules, a director is not independent if the director is, or has been within the last three years, an employee of the Company. In addition, for a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with us (either directly or indirectly, such as a partner, shareholder or officer of an organization that has a relationship with the Company). Our Corporate Governance Principles set forth categorical standards to assist the Board in determining what constitutes a material relationship with the Company. Generally, under these categorical standards, the following relationships are deemed not to be material:

  •
  the director is the beneficial owner of less than five percent of our outstanding equity interests;

  •
  the director is an officer or other employee of an entity, or his or her immediate family member is an executive officer (as defined in Section 303A.02 of the NYSE listing standards) of an entity that, in either case, has received payments from us for property or services or has made payments to us for property or services and the amount of such payments in each of the last three fiscal years is less than the greater of (i) $1 million, or (ii) 2% of the entity's consolidated gross revenues (as such term is construed by the NYSE for purposes of Section 303A.02(b)(v));

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  the director is a director or officer of an entity that is indebted to us, or to which we are indebted, and the total amount of indebtedness is less than 2% of the total consolidated assets of such entity as of the end of the previous fiscal year;

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  the director, or any entity in which the director is an equity owner, director, officer or other employee, has obtained products or services from us on terms generally available to our customers for such products or services; or

  •
  the director is an officer, trustee, director or is otherwise affiliated with a tax-exempt organization and we made, within the preceding three fiscal years, contributions in any fiscal year that were less than the greater of (i) $1 million, or (ii) 2% of the tax-exempt organization's consolidated gross revenues (as such term is construed by the NYSE for purposes of Section 303A.02(b)(v)), based upon the tax-exempt organization's latest publicly available information.

        The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship. Also, in determining the independence of our directors, the Board considers the tenure of each director.

Board Meetings

        Our Board held 12 meetings in 2011, with no director attending fewer than 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served.

        The Chairman of the Board drafts the agenda for each Board meeting and distributes it to the Board in advance of each meeting. Each Board member is encouraged to suggest items for inclusion on the agenda.

        Information and data that are important to the Board's understanding of the business and of scheduled agenda items are distributed sufficiently in advance of each Board meeting to give the directors a reasonable opportunity for review. Generally, directors receive Board materials no fewer than three days in advance of a meeting.

        Our non-management directors meet in regularly scheduled executive sessions without members of management. Our Lead Director, Christopher J. Coughlin, presides over executive sessions of the Board. In the event of Mr. Coughlin's absence from any executive session, the Chairman of the Board will designate a substitute Lead Director. Mr. Coughlin has served as the Lead Director since August 2010. The non-management directors held six executive sessions of the Board in 2011. More information relating to Mr. Coughlin's responsibilities as Lead Director can be found under the "Leadership Structure of the Board" section of this proxy statement.

Committees and Meetings

        The table below provides the current membership information and number of meetings for each of the Audit Committee, Board Affairs Committee, Compensation & Benefits Committee and Innovation & Technology Committee.

Name	Audit		Board Affairs		Compensation & Benefits		Innovation & Technology
Christopher J. Coughlin (Lead Director)	X				X
Austin A. Adams	X						X
John W. Alden			X	*	X
James N. Fernandez	X	*	X
Douglas A. Kehring (1)
Sandra E. Peterson			X				X	*
Michael R. Quinlan			X		X	*
Naomi O. Seligman	X						X
Michael J. Winkler					X		X
Committee Meetings held in 2011	7		4		5		3

*
Committee Chair
(1)
Mr. Kehring was appointed to the Board on August 3, 2011 and therefore did not serve on any committees in 2011.

        The Audit Committee. Under the terms of its charter, the Audit Committee's primary function is to appoint annually the independent registered public accounting firm and to assist the Board in the oversight of: (1) the integrity of our financial statements, (2) the independent registered public accounting firm's qualifications and independence, (3) the performance of our internal audit function and independent registered public accounting firm, and (4) our compliance with legal and regulatory requirements. A copy of the Audit Committee's charter can be found in the Investor Relations section of our website (http://investor.dnb.com). The Report of the Audit Committee can be found under the "Audit Committee Information" section of this proxy statement.

        Our Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are "financially literate" as required by the NYSE listing standards.

        Our Board has also determined that Christopher J. Coughlin and James N. Fernandez each qualify as an "audit committee financial expert" as that term has been defined by the rules of the SEC and have "accounting or related financial management expertise" within the meaning of the NYSE listing standards.

        The Board Affairs Committee. Under the terms of its charter, the Board Affairs Committee's primary responsibilities include: (1) identifying individuals qualified to become Board members, (2) recommending candidates to fill Board vacancies and newly created director positions, (3) recommending whether incumbent directors should be nominated for reelection to the Board upon expiration of their terms, (4) developing and recommending to the Board a set of corporate governance principles applicable to the Board and our employees, and (5) overseeing the evaluation of the Board. A copy of the Board Affairs Committee charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        In accordance with our Corporate Governance Principles and the Board Affairs Committee charter, the Board Affairs Committee oversees the entire process of selection and nomination of Board nominees, including screening candidates for directorships in accordance with the Board-approved criteria described below. The Committee, with input from the Chairman of the Board, will identify individuals believed to be qualified to become Board members. The Committee solicits candidates from its current directors and, if deemed appropriate, retains for a fee, a third party search firm to identify and help evaluate candidates. The Committee will recommend candidates to the Board to fill new or vacant positions based on such factors as it deems appropriate, including independence, potential conflicts of interest (including any affiliation with an entity that competes or appears to compete with the Company), professional experience, personal character, integrity, diversity, outside commitments (e.g., service on other Boards) and particular areas of expertise—all within the context of the needs of the Board. The Committee does not use a formula for these factors, including diversity, but instead applies its judgment based on the needs of the Company.

        The Board Affairs Committee will also consider director nominees recommended by our shareholders. Any shareholder wishing to propose a future nominee for consideration by the Board Affairs Committee may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in our by-laws and summarized under the "Shareholder Proposals for the 2013 Annual Meeting" section of this proxy statement. The Committee uses the same criteria described above to evaluate nominees recommended by our shareholders.

        No individuals were proposed for nomination by any shareholders in connection with this proxy statement or the 2012 Annual Meeting of Shareholders.

        The Compensation & Benefits Committee. Under the terms of its charter, the primary function of the C&BC is to discharge the Board's responsibilities relating to compensation of our Chairman and CEO and our other executive officers. Among other things, the C&BC: (1) evaluates the CEO's performance and reviews with the CEO the performance of other executive officers, (2) establishes and administers our policies, programs and procedures for compensating our executive officers, (3) has oversight responsibility for the administration of our employee benefit plans, (4) oversees the evaluation of management, including CEO succession planning and management development, and (5) reviews the non-employee director compensation program, recommending any changes to the Board of Directors for approval. The C&BC may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable plans (including employee benefits plans subject to ERISA), laws or regulations (including NYSE listing standards), to any other body, individual or management. A copy of the C&BC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        The C&BC has appointed the following committees comprised of employees of the Company to perform certain settlor, fiduciary and administrative responsibilities for our employee benefit plans:

  •
  The Plan Benefits Committee, which severally with the C&BC has settlor powers with respect to employee benefit plan design changes, except that the Plan Benefits Committee cannot take any action with respect to an employee benefit plan or create or terminate an employee benefit plan if it would result in an annual financial impact to the Company of greater than $1 million. In addition, the Plan Benefits Committee does not have any fiduciary responsibilities, which are solely within the province of the Qualified Plan Investment Committee and the Plan Administration Committee;

  •
  The Qualified Plan Investment Committee, which severally with the C&BC has certain fiduciary and administrative powers under the employee benefit plans with respect to the plans' investments and the financial performance of the plans' assets; and

  •
  The Plan Administration Committee, which severally with the C&BC has fiduciary and administrative powers under the employee benefit plans to implement and maintain the administrative and claims procedures for the plans.

        The C&BC may also delegate to our CEO the authority to make limited grants under our equity compensation plans to non-executive officers. A detailed description of our processes and procedures for the determination of compensation for our executive officers and directors, including the role of the C&BC, our independent compensation consultant and our Chairman and CEO in determining or recommending the amount or form of compensation, is included in the "Compensation Discussion & Analysis" section of this proxy statement.

        The C&BC has retained the services of an independent third party compensation consultant. The mandate to the consultant is to work for the C&BC in connection with its review of executive and non-employee director compensation practices, including the competitiveness of executive pay levels, executive incentive design issues, market trends in executive compensation, and technical considerations. The nature and scope of services rendered by the consultant on the C&BC's behalf is described below:

  •
  Competitive market pay analyses for executive positions, proxy data studies, Board of Director pay studies, dilution analyses, and market trends in executive and non-employee director compensation;

  •
  Pay for performance analyses and commentary on risk in the Company's executive pay programs;

  •
  Ongoing support with regard to the latest relevant regulatory, governance, technical, and/or financial considerations impacting executive compensation and benefit programs;

  •
  Assistance with the design of executive compensation or benefit programs, as needed; and

  •
  Preparation for and attendance at selected management, C&BC or Board meetings.

        The Company's third party executive compensation consultant is Meridian Compensation Partners, or Meridian. Meridian's services to the Company are limited exclusively to executive and director compensation consulting. The C&BC evaluates the compensation consultant and its independence each year as part of its self-assessment and has the final authority to hire and terminate the consultant. In considering Meridian's independence, the C&BC reviewed such factors as services provided by and fees paid to Meridian, Meridian's relationships with members of the C&BC, Meridian's policies on conflict of interest, and ownership of Company stock by Meridian. Based on a review of these factors, the C&BC has confirmed that no conflicts of interest exist with its consultant.

        The Innovation & Technology Committee. Under the terms of its charter, the primary function of the I&TC is to review our approach to information technology and innovation, including: (1) reviewing the information technology platforms required to enable customer centric innovation, cost effective organic growth and competitive advantage with respect to M&A opportunities, (2) reviewing the process and approach required to drive product innovation such as customer research, design and product development to enable customer success, (3) advising the innovation and technology senior management team as may be needed in connection with the Committee's duties and responsibilities outlined above, and (4) assisting the Board of Directors in fulfilling its oversight responsibilities regarding the Company's information technology and innovation. In addition, the I&TC reviews with management the commercial risks of the Company's technology infrastructure and platforms, including marketplace and financial risks, and plays a critical role in overseeing MaxCV. The I&TC may also delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable laws or regulations, to any other body, individual or management. A copy of the I&TC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

Communications with the Board and Audit Committee

        We have a process in place that permits shareholders and other interested persons to communicate with our Board of Directors through its Lead Director, Christopher J. Coughlin, and with the Audit Committee through its Chair, James N. Fernandez. To report complaints about our accounting, internal accounting controls or auditing matters, shareholders and other interested persons should write to the D&B Audit Committee Chair, care of our third party compliance vendor, at: AlertLine Global Compliance, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. To report all other concerns to the non-management directors, shareholders and other interested persons should write to the Lead Director of the D&B Board, care of AlertLine Global Compliance at the address noted above. Communications that are not specifically addressed will be provided to the Lead Director of our Board. Concerns can be reported anonymously by not including a name and/or contact information, or confidentially by marking the envelope containing the communication as "Confidential." Copies of all communications will be simultaneously provided to our compliance officer unless marked "Confidential." These instructions can also be found in the Corporate Governance information maintained in the Investor Relations section of our website (http://investor.dnb.com).

Attendance at Annual Meetings

        We expect directors to be available to attend our 2012 Annual Meeting of Shareholders. All directors attended our 2011 Annual Meeting.

Service on Multiple Audit Committees

        Our Corporate Governance Principles prohibit our Audit Committee members from serving as members of more than two other public company audit committees without the Board's approval. Any determination by the Board approving of service on more than two other public company audit committees will be disclosed in our annual proxy statement. No Audit Committee member currently serves on more than one other audit committee of a public company.

Transactions with Related Persons

        There are no reportable transactions pursuant to this requirement.

 Procedures for Approval of Related Persons Transactions

        Our Board of Directors recognizes that related persons transactions present a heightened risk of conflicts of interest and therefore has adopted a written policy to be followed in connection with all related persons transactions involving D&B.

        Under this policy, the Board has delegated to the Board Affairs Committee the responsibility for reviewing certain related persons transactions in excess of $120,000, in which the related person may have a direct or indirect interest. The Board has empowered our General Counsel to review all related persons transactions in excess of $120,000. Our General Counsel will refer to the Board Affairs Committee those transactions in which the related person may have a direct or indirect material interest. For purposes of this policy, a transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

        In approving related persons transactions, the Board Affairs Committee shall determine whether each related persons transaction referred to the Committee was the product of fair dealing and whether it was fair to D&B.

        Under this policy, we remind our directors and executive officers of their obligation to inform us of any related persons transaction and any proposed related persons transaction. In addition, we review our records and inquire of our directors and executive officers to identify any person who may be considered a related person. Using this information, we search our books and records for any related persons transactions that involved amounts, individually or in the aggregate, that exceed $120,000.

Promoters and Control Persons

        There are no reportable transactions pursuant to this requirement.

Compensation Committee Interlocks and Insider Participation

        None of the members of our C&BC are, or have been, an employee or officer of D&B. During fiscal year 2011, no member of our C&BC had any relationship with D&B requiring disclosure under Item 404 of Regulation S-K, the SEC rule regarding disclosure of related persons transactions. During fiscal year 2011, none of our executive officers served on the compensation committee or equivalent or board of directors of another entity whose executive officer(s) served as a director of D&B or a member of our C&BC.

Code of Conduct

        We have adopted a Code of Conduct that applies to all of our directors, officers and employees (including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and have posted the Code of Conduct in the Investor Relations section of our website (http://investor.dnb.com). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, if any, relating to amendments to or waivers from any provision of our Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer by posting this information on our website.

        Our Code of Conduct is also available in print, without charge, to any shareholder upon request to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

COMPENSATION OF DIRECTORS

Overview of Non-employee Director Compensation

        For 2011, our non-employee directors' total compensation program consisted of both cash and equity-based compensation awards as follows:

  •
  Annual cash retainer of $70,000;

  •
  Additional annual cash retainer for the Lead Director and each Committee Chairperson of $20,000; and

  •
  Annual grant of restricted stock units, or RSUs, with a value of approximately $120,000 that vest in full on the earlier of (i) the third anniversary of the date of grant or (ii) the separation of service from the Board of Directors for any reason, and are payable in shares of our common stock upon vesting. The number of RSUs is based on the mean of the high and low trading prices of our common stock on the date of grant. Directors receive dividend equivalents with respect to the RSUs prior to settlement.

        Cash compensation is paid in semi-annual installments on the first business day in March and July of each year. No separate fees are paid for attendance at Board or Committee meetings. The RSU grant is made at the beginning of the year, typically early February, five business days after the release of the Company's year-end earnings statement.

        In addition, non-employee directors may elect to defer all or a portion of their annual cash retainer and/or Lead Director/Committee Chairperson cash retainer into our non-employee directors' deferred compensation plan. Directors who defer their cash retainers into the D&B Common Stock Fund under the plan receive a 10% premium payment credited to their account. This premium vests in three years provided that the director does not transfer the underlying deferred amounts out of the stock fund prior to vesting. Restricted stock unit awards may also be voluntarily deferred into our non-employee directors' deferred compensation plan. Restricted stock units are credited with dividend equivalents while deferred both before and after restrictions on the restricted stock units lapse.

        Upon joining the Board, each new non-employee director receives a one-time stock option grant with a grant value of approximately $35,000. The number of options is based on a modified Black-Scholes methodology. These stock options vest in full one year from the date of grant. In addition, each new non-employee director receives a pro rata allocation of the other components of the total compensation program as described above.

        In 2011, exclusive of the 10% premium, the total compensation paid to each of our non-employee directors was approximately $190,000. Each non-employee director who served as a Committee Chairperson as well as our Lead Director received an additional $20,000. In 2011, about 60% of the total direct compensation for each director was paid in the form of equity (exclusive of the 10% premium). This ratio ensures that the interests of directors are aligned with those of our shareholders and underscores the Board's commitment that its non-employee directors have a significant stake in the success of D&B.

        Non-employee directors are also provided with the following benefits:

  •
  Reimbursement for reasonable Company-related travel;

  •
  Director continuing education and other expenses;

  •
  Travel accident insurance when traveling on Company business;

  •
  Personal liability insurance; and

  •
  Participation in our charitable matching gift program of up to $4,000 per calendar year.

        Only non-employee directors receive compensation for serving on the Board. A director who is also an employee of the Company receives no additional compensation for serving as a director.

        In October 2011, the C&BC reviewed the current non-employee director compensation program and recommended no changes for 2012, which the Board of Directors approved.

Stock Ownership Guidelines

        Non-employee directors are required to hold 50% of all equity obtained through the non-employee director compensation program throughout their tenure as directors of D&B, including net shares acquired upon the exercise of stock options. These guidelines further align the interests of directors and shareholders.

        The following table summarizes the compensation paid to our non-employee directors in 2011:

Non-employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)(6)(7)	Total ($)
Christopher J. Coughlin
(Lead Director)	90,000	120,020	0	0	0	25,477	235,497
Austin A. Adams	70,000	120,020	0	0	0	8,583	198,603
John W. Alden	90,000	120,020	0	0	0	11,228	221,248
James N. Fernandez	90,000	120,020	0	0	0	22,140	232,160
Douglas A. Kehring	28,723	49,199	21,252	0	0	4,511	103,685
Sandra E. Peterson	90,000	120,020	0	0	0	11,387	221,407
Michael R. Quinlan	90,000	120,020	0	0	0	39,593	249,613
Naomi O. Seligman	70,000	120,020	0	0	0	10,132	200,152
Michael J. Winkler	70,000	120,020	0	0	0	16,404	206,424

(1)
In addition to the $70,000 annual cash retainer for all non-employee directors except Mr. Kehring, the following non-employee directors earned additional fees for serving as the Lead Director or a Committee Chairperson: Mr. Coughlin—$20,000 (for serving as Lead Director); Mr. Alden—$20,000 (for serving as Chair of the Board Affairs Committee); Mr. Fernandez—$20,000 (for serving as Chair of the Audit Committee); Ms. Peterson—$20,000 (for serving as Chair of the I&TC); and Mr. Quinlan—$20,000 (for serving as Chair of the C&BC). Mr. Kehring received a pro rata annual cash retainer of $28,723 because he joined our Board on August 3, 2011.
(2)
Amounts shown represent the aggregate grant date fair value. For more information on how we value stock-based awards for directors, which is similar to our valuation for our employees (including all assumptions made in such valuation), refer to "Note 11. Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Form 10-K for the fiscal year ended December 31, 2011.

(3)
With the exception of Mr. Kehring, each non-employee director was granted 1,417 RSUs on February 9, 2011. Mr. Kehring was granted a pro rata number of RSUs (708 RSUs) on August 3, 2011 in conjunction with his appointment to our Board of Directors. In addition, Mr. Alden was granted a total of 37 shares in 2011 reflecting payment of dividend equivalent units with respect to RSUs whose restrictions had lapsed, as follows:

	Date	Number of Shares
John W. Alden	3/3/2011	19
	7/1/2011	18

The per share grant date fair value is equal to the mean of the high and low trading prices of D&B stock on the NYSE as of the date of grant. On February 9, 2011, the per share grant date fair value was $84.70. Therefore, excluding dividend equivalent units, the total full fair value for RSUs granted to each non-employee director, with the exception of Mr. Kehring, in 2011 was approximately $120,000. On August 3, 2011, the per share grant date fair value was $69.49. Therefore, the total fair value for RSUs granted to Mr. Kehring in 2011 was approximately $49,200. These RSUs vest in full on the third anniversary of the date of grant or at the director's termination of service, whichever is earlier. Dividend equivalent units vest in full when the restrictions on the corresponding RSUs lapse. The annual equity grants were reviewed by the C&BC and were made five business days after our annual earnings release. The value of the dividend equivalent units paid with respect to RSUs is reported in the "All Other Compensation" column. The amount for each non-employee director represents the value of all dividend equivalent units credited in 2011.
(4)
On August 3, 2011, we granted Mr. Kehring 1,748 stock options with an exercise price of $69.49, which was equal to the fair market value of our common stock on that date, as computed in accordance with FASB ASC Topic 718 (i.e., the mean of the high and low trading prices). This grant of stock options to Mr. Kehring was in recognition of his appointment to our Board as a non-employee director. The stock options vest in full on the first anniversary of the date of grant. Stock options not yet vested terminate upon the director's termination of service, except that if the director's service terminates by reason of death, disability or retirement before the first anniversary, a pro rata portion of such stock options vest. The stock options expire on August 3, 2021.
(5)
Four out of nine non-employee directors elected to defer all or a portion of their 2011 cash retainers into the D&B Common Stock Fund under our non-employee directors' deferred compensation plan. The directors received a 10% premium on such deferred amounts. The 10% premiums are credited as additional deferrals under the D&B Common Stock Fund and vest on the third anniversary of the deferral; provided that none of the related deferred amounts are removed from the fund prior to this time. For the non-employee directors who elected to defer amounts into the D&B Common Stock Fund, the 10% premium was: Messrs. Coughlin, Fernandez and Quinlan—$9,000 each and Ms. Peterson—$3,500.
(6)
In addition, amounts shown for Messrs. Alden, Coughlin, Quinlan and Kehring include matching gifts of $4,000 each, made pursuant to the D&B Corporate Giving Program available to all of our employees and directors.
(7)
The amounts shown also include the value of all dividend equivalent units credited in 2011. In 2011, the Company paid a quarterly dividend of $0.36 per share. The value of all dividend equivalent units equals the number of RSUs as of the record date multiplied by the quarterly dividend. The resulting value is then divided by the fair market value of our common stock on the dividend payment date to arrive at the number of dividend equivalent units to be credited. In 2011, the total value of all dividend equivalent units credited to our non-employee directors was as follows:

Name	Value of RSU Dividend Credit ($)
Christopher J. Coughlin (Lead Director)	12,477
Austin A. Adams	8,583
John W. Alden	7,228
James N. Fernandez	13,140
Douglas A. Kehring	511
Sandra E. Peterson	7,887
Michael R. Quinlan	26,593
Naomi O. Seligman	10,132
Michael J. Winkler	12,404

          As of December 31, 2011, the aggregate number of stock awards (including units held in the D&B Common Stock Fund under our non-employee directors' deferred compensation plan, legacy deferred performance shares and legacy phantom stock) and stock options outstanding for each non-employee director was as follows:

Equity Awards Outstanding as of December 31, 2011

Non-employee Director	Stock Awards (#)	Option Awards (#)
Christopher J. Coughlin (Lead Director)	12,627	11,325
Austin A. Adams	6,526	4,015
John W. Alden	4,625	9,752
James N. Fernandez	13,741	11,325
Douglas A. Kehring	708	1,748
Sandra E. Peterson	5,317	14,252
Michael R. Quinlan	31,123	20,787
Naomi O. Seligman	12,910	20,787
Michael J. Winkler	8,248	8,546

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee

        The Board of Directors has determined that each member of the Audit Committee is "independent" within the meaning of the SEC regulations and the NYSE listing standards. The Audit Committee selects our independent registered public accounting firm. Management has the primary responsibility for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, or GAAP, in the United States and the effectiveness of internal control over financial reporting. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.

        Management has represented to the Audit Committee that our financial statements were prepared in accordance with GAAP in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm in the course of performing its oversight role.

        The Audit Committee has reviewed and discussed with management and our independent registered public accountant, PricewaterhouseCoopers LLP, the Company's Annual Report on Form 10-K, which includes the Company's audited consolidated financial statements for the year ended December 31, 2011.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence from the Company and management.

        The Audit Committee met regularly with the Leader of Internal Audit and Enterprise Risk Management, Principal Accounting Officer, Chief Financial Officer, Chief Compliance Officer and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Audit Committee

James N. Fernandez, Chairman
Christopher J. Coughlin
Austin A. Adams
Naomi O. Seligman

February 22, 2012

Audit Committee Pre-approval Policy

        The Audit Committee of the Board of Directors has adopted an Audit Committee Pre-approval Policy. In accordance with this policy, the independent registered public accounting firm may not provide certain prohibited services. In addition, the Audit Committee must pre-approve the engagement terms and fees, and any changes to those terms and fees, of all audit and non-audit services performed by PricewaterhouseCoopers LLP. All pre-approval requests submitted to the Audit Committee are required to be accompanied by backup documentation and a view from PricewaterhouseCoopers LLP and our Chief Financial Officer that the services will not impair the independent registered public accounting firm's independence. The policy does not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate its authority to one or more of its members, subject to an overall annual limit. Pre-approvals by the delegated member or members must be reported to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

        The aggregate fees billed to us by PricewaterhouseCoopers LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2011	2010
	(In thousands)
Audit Fees (1)	$5,135	$5,613
Audit Related Fees (2)	291	692
Tax Fees (3)	589	670
All Other Fees	—	—

Total Fees	$6,015	$6,975

(1)
Consists primarily of professional fees for services provided in connection with the audit of our financial statements, review of our quarterly financial statements, the audit of the effectiveness of internal control over financial reporting with the objective of obtaining reasonable assurance as to whether effective internal control over financial reporting was maintained in all material respects, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings. Audit fees for the year ended December 31, 2010 include a separate approved project related to the integrated audit, which was invoiced in the second half of 2011.
(2)
Consists primarily of fees for audits of our employee benefit plans and services in connection with the review of certain compensation-related disclosures in our proxy statement, and post-M&A activity reviews.
(3)
Consists primarily of foreign tax planning and assistance in the preparation and review of our foreign income tax returns.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        In 2011, the Board of Directors unanimously recommended, and the shareholders approved, amendments to our Restated Certificate of Incorporation that declassified the Board and require that each director be elected annually for a one-year term. Previously, the Board had been divided into three classes of directors serving in staggered three-year terms. The declassification is being phased in over a two-year period, which began with our 2011 Annual Meeting of Shareholders with the election of Naomi O. Seligman and Michael J. Winkler to one-year terms expiring at the 2012 Annual Meeting of Shareholders. The full declassification of the Board will culminate at the 2012 Annual Meeting of Shareholders, at which time, and for each annual election thereafter, all directors will stand for election for a one-year term. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director's earlier resignation or removal, and vacancies that occur during the year will be filled by the Board to serve until the next annual meeting.

        In order to make the declassification of the Board effective at the 2012 Annual Meeting of Shareholders, each member of the Board whose term does not expire at that meeting (John W. Alden, Christopher J. Coughlin and Sara Mathew) will, prior to the meeting, voluntarily submit his or her resignation.

Changes in Composition of the Board of Directors

        The Board of Directors is presently composed of ten members, nine of whom are non-employee, independent directors. However, Naomi O. Seligman will not be nominated for re-election at the 2012 Annual Meeting of Shareholders. In 2011, Ms. Seligman reached the recommended retirement age of 72 as set forth in our Corporate Governance Principles, but was asked by the Board to stay on an additional year given her ongoing advice and guidance in the technology area, particularly as we continue to implement MaxCV. Paul R. Garcia has been nominated to take Ms. Seligman's place on the Board. Also, on February 23, 2012, Michael R. Quinlan informed the Board that he has decided to retire from the Board of Directors effective in May 2012 immediately prior to the 2012 Annual Meeting of Shareholders. The Board has determined to decrease the Board size from ten members to nine members following Mr. Quinlan's retirement.

Nominations

        Upon recommendation of the Board Affairs Committee, the Board of Directors has nominated the following individuals for election as directors for a one-year term expiring at the 2013 Annual Meeting of Shareholders: Austin A. Adams, John W. Alden, Christopher J. Coughlin, James N. Fernandez, Paul R. Garcia, Douglas A. Kehring, Sara Mathew, Sandra E. Peterson and Michael J. Winkler (the "Nominees"). Each Nominee currently serves as a director, with the exception of Paul R. Garcia.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF OUR NOMINEES.

Austin A. Adams
Retired Executive Vice President and Corporate Chief Information Officer
JPMorgan Chase

        Austin A. Adams, age 68, has served as a director of D&B since April 2007, and is a member of the Audit Committee and Innovation & Technology Committee. Mr. Adams served as Executive Vice

President and Corporate Chief Information Officer of JPMorgan Chase from July 2004 (upon the merger of JPMorgan Chase and Bank One Corporation) until his retirement in October 2006. Prior to the merger, Mr. Adams served as Executive Vice President and Chief Information Officer of Bank One from 2001 to 2004. Prior to joining Bank One, he was Chief Information Officer at First Union Corporation (now Wells Fargo & Co.) from 1985 to 2001. Mr. Adams is also a director of the following public companies: FNB United Corp. and Spectra Energy, Inc. He has not served as a director of any other public company in the last five years.

        In assessing Mr. Adams's skills and qualifications to serve on the D&B Board, our directors considered his experience in managing the technology operations of three of the U.S.'s largest banks and his expertise in effectively deploying technology to support a company's products and operations, which is particularly helpful to our Company given the importance of technology to our operations and the ongoing implementation of MaxCV. Finally, our Board believes it benefits from Mr. Adams's experience serving on the boards of two other U.S. public companies.

John W. Alden
Retired Vice Chairman
United Parcel Service, Inc.

        John W. Alden, age 70, has served as a director of D&B since December 2002, and is Chairman of the Board Affairs Committee and a member of the Compensation & Benefits Committee. Mr. Alden served with United Parcel Service, Inc. (UPS), the largest express package carrier in the world, for 35 years, serving on UPS's board of directors from 1988 to 2000. His most recent role was as Vice Chairman of the Board of UPS from 1996 until his retirement in 2000. Mr. Alden is also a director of the following public companies: Arkansas Best Corporation, Barnes Group, Inc. and Silgan Holdings, Inc. He has not served as a director of any other public company in the last five years.

        In assessing Mr. Alden's skills and qualifications to serve on the D&B Board, our directors considered his extensive sales and marketing and general management experience, including strategic planning, gained during his 35 years at UPS, a complex and global company that serves, like D&B, small, medium and large U.S. and international businesses. Our Board also believes it benefits from Mr. Alden's experience gained during his lengthy tenure on the board of UPS and as a director of other public companies.

Christopher J. Coughlin
Retired Executive Vice President and Chief Financial Officer
Current Advisor
Tyco International Ltd.

        Christopher J. Coughlin, age 59, has served as a director of D&B since December 2004, and is a member of the Audit Committee and Compensation & Benefits Committee. Mr. Coughlin is also the Lead Director for the regularly scheduled executive sessions of non-management directors, a role he was appointed to in August 2010. Mr. Coughlin served as Executive Vice President and Chief Financial Officer of Tyco International Ltd., a global business with leading positions in residential and commercial security, fire protection and industrial products and services, from March 2005 until December 2010 and since that time has served as an advisor to the Chairman and CEO of Tyco. Previously, he served at The Interpublic Group of Companies, Inc. as Executive Vice President and Chief Operating Officer from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004, and as a director from July 2003 to July 2004. Prior to that, Mr. Coughlin served as Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 to 2003, and prior to that Mr. Coughlin served as Executive Vice President and then President of Nabisco

International, a division of Nabisco Holdings. Mr. Coughlin is also a director of the following public companies: Covidien Ltd. and Forest Laboratories, Inc. He has not served as a director of any other public company in the last five years. He previously served as a director of Perrigo Company, Monsanto Company and The Interpublic Group of Companies, Inc.

        In assessing Mr. Coughlin's skills and qualifications to serve on the D&B Board, our directors considered his significant financial expertise and general management experience gained from his executive officer and chief financial officer positions at four large public companies. This expertise and experience includes his understanding of operations, financial planning and controls, and evaluating and executing acquisition and divestiture transactions. The Board also values Mr. Coughlin's qualification as an "audit committee financial expert" as that term has been defined by the rules of the SEC and his "accounting or related financial management expertise" within the meaning of NYSE listing standards. Finally, the Board believes it benefits from Mr. Coughlin's experience serving on the boards of other public companies.

James N. Fernandez
Executive Vice President and Chief Operating Officer
Tiffany & Co.

        James N. Fernandez, age 56, has served as a director of D&B since December 2004, and is Chairman of the Audit Committee and a member of the Board Affairs Committee. Mr. Fernandez has served with Tiffany & Co., a specialty retailer, designer, manufacturer and distributor of fine jewelry, timepieces, sterling silverware, china, crystal, stationery, fragrances and accessories, since October 1983. He has held numerous positions with Tiffany & Co., including Senior Vice President and Chief Financial Officer from April 1989 until January 1998, when he was promoted to Executive Vice President and Chief Financial Officer. In June 2011, Mr. Fernandez was promoted to Executive Vice President and Chief Operating Officer, with overall responsibility for finance, distribution, information technology, manufacturing and Tiffany's Diamond and Gemstone Division. Mr. Fernandez does not serve, nor has he served in the last five years, on the board of any public company other than D&B.

        In assessing Mr. Fernandez's skills and qualifications to serve on the D&B Board, our directors considered Mr. Fernandez's financial expertise (including investor relations oversight), brand management and operations experience (including information technology oversight) gained at Tiffany & Co. over the past 22 years, including in his role as the Chief Financial Officer for 22 years. The Board also values Mr. Fernandez's qualification as an "audit committee financial expert" as that term has been defined by the rules of the SEC and his "accounting or related financial management expertise" within the meaning of NYSE listing standards.

Paul R. Garcia
Chairman and Chief Executive Officer
Global Payments, Inc.

        Paul R. Garcia, age 59, has been nominated to the D&B Board, replacing Naomi O. Seligman who is not standing for re-election. Mr. Garcia has served as Chairman of the Board of Global Payments, Inc., a leading provider of payment processing services, since October 2002, and as Chief Executive Officer and a director since February 2001. Previously, Mr. Garcia served as Chief Executive Officer of NDC eCommerce, a division of National Data Corporation, from July 1999 to January 2001, President and Chief Executive Officer of Productivity Point International from March 1997 to September 1998, Group President of First Data Card Services from 1995 to 1997, and Chief Executive Officer of National Bancard Corporation (NaBANCO) from 1989 to 1995. Mr. Garcia does not serve, nor has he served in the last five years, on the board of any public company other than Global Payments, Inc.

        In assessing Mr. Garcia's skills and qualifications to serve on the D&B Board, our directors considered Mr. Garcia's extensive management, operations and technology expertise gained from his management and executive roles in the financial and payments services industry, including as CEO of Global Payments. The Board also values his experience as Chairman of a U.S. public company.

Douglas A. Kehring
Senior Vice President, Corporate Development and Strategic Planning
Oracle Corporation

        Douglas A. Kehring, age 38, was appointed to D&B's Board effective August 3, 2011. Mr. Kehring has served as Senior Vice President, Corporate Development and Strategic Planning of Oracle Corporation, the world's largest enterprise software company and a leading provider of computer hardware products and services, since March 2005. Previously, Mr. Kehring served as Vice President, Oracle Corporate Development, from January 2004 to February 2005, and Strategic Advisor, Oracle Corporate Development, from April 2002 to January 2004. Upon joining Oracle in April 2000 through April 2002, Mr. Kehring served as Associate of the Oracle Venture Fund. Prior to that, he worked for Donaldson, Lufkin & Jenrette from March 1998 to March 2000 and for Dain Rauscher Wessels from June 1995 to March 1998. Mr. Kehring does not serve nor has he served in the last five years, on the board of any other public company.

        In assessing Mr. Kehring's skills and qualifications to serve on the D&B Board, our directors considered Mr. Kehring's technology and strategic insight from his various roles at Oracle Corporation. The Board also values Mr. Kehring's experience on mergers and acquisitions, joint ventures, technology licensing and strategic investments gained at Oracle over the past 11 years.

Sara Mathew
Chairman and Chief Executive Officer
The Dun & Bradstreet Corporation

        Ms. Mathew, age 56, has served as our Chairman of the Board since July 1, 2010, as our Chief Executive Officer since January 2010, and was named to our Board of Directors in January 2008. She previously served as President from March 2007 to June 2010, as Chief Operating Officer from March 2007 to December 2009 and as Chief Financial Officer from August 2001 to February 2007, in addition to serving as President, D&B U.S. from September 2006 to February 2007, with additional leadership responsibility for strategy from January 2005 to February 2007. In addition, Ms. Mathew served as President, D&B International from January 2006 through September 2006. Before joining D&B, Ms. Mathew served in various positions at Procter & Gamble for 18 years. Ms. Mathew is also a director of the following public company: Campbell Soup Company. She has not served as a director of any other public company in the last five years.

        In assessing Ms. Mathew's skills and qualifications to serve on the D&B Board, our directors considered her financial expertise and general management experience gained through the various strategic leadership roles she has held at D&B since 2005. The Board also values her various responsibilities in international and domestic finance and investor relations during her 18-year tenure at Procter & Gamble. Finally, the Board believes it benefits from Ms. Mathew's experience gained as a director on the board of another U.S. public company that operates globally.

Sandra E. Peterson
Chairman of the Board of Management
Bayer CropScience AG

        Sandra E. Peterson, age 53, has served as a director of D&B since September 2002, and is Chairman of the Innovation & Technology Committee and a member of the Board Affairs Committee. Ms. Peterson was appointed as a member of the Board of Management of Bayer CropScience AG (a subsidiary of Bayer AG), an innovative crop science company in the areas of crop protection, non-agricultural pest control, seeds and plant traits, effective July 1, 2010 and became Chairman of the Board of Management effective October 1, 2010. Ms. Peterson previously served as Executive Vice President and President, Medical Care, Bayer HealthCare LLC, a researcher, developer, manufacturer and marketer of products for diabetes disease prevention, diagnosis and treatment, as well as other medical devices, from May 2005 to June 2010, Group President of Government for Medco Health Solutions, Inc. (formerly Merck-Medco) from September 2003 until February 2004, Senior Vice President of Medco's health businesses from April 2001 through August 2003 and Senior Vice President of Marketing for Merck-Medco Managed Care LLC from January 1999 to March 2001. Ms. Peterson does not serve on the board of any public company other than D&B. She previously served as a director of Handleman Company, a public company, from May 2001 to November 2005.

        In assessing Ms. Peterson's skills and qualifications to serve on the D&B Board, our directors considered her general operations experience with a global company, product and marketing experience and expertise with strategy development gained from her executive positions with Bayer CropScience AG, Bayer HealthCare LLC and Medco Health Solutions, Inc. Finally, the Board believes it benefits from Ms. Peterson's experience gained while serving on the board of another U.S. public company.

Michael J. Winkler
Retired Executive Vice President, Customer Solutions Group and Chief Marketing Officer
Hewlett-Packard Company

        Michael J. Winkler, age 67, has served as a director of D&B since March 2005, and is a member of the Compensation & Benefits Committee and Innovation & Technology Committee. Mr. Winkler served at Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions globally, from May 2002 to July 2005, most recently as Executive Vice President and Chief Marketing Officer of Hewlett-Packard. Prior to that, Mr. Winkler was Executive Vice President for HP Worldwide Operations from May 2002 to November 2003, and served as Executive Vice President, Global Business Units for Compaq Computer Corporation from June 2000 to May 2002. He also served as Senior Vice President and General Manager of Compaq's Commercial Personal Computing Group from February 1998 to June 2000. Mr. Winkler does not currently serve on the board of any public company other than D&B. He previously served as a director of Banta Corporation, a public company, from July 1996 to January 2007.

        In assessing Mr. Winkler's skills and qualifications to serve on the D&B Board, our directors considered the valuable insight relating to technology-based solutions which Mr. Winkler gained during his 35 years of experience in the information technology industry, including with Hewlett-Packard Company and Compaq Computer Corporation. Hewlett-Packard is, and Compaq was, a complex and global business that, like D&B, serves small, medium and large U.S. and international businesses. The Board also values his deep understanding of marketing strategy. Finally, the Board believes it benefits from Mr. Winkler's ten years of experience serving as a director of another U.S. public company.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

        The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the consolidated financial statements for the year ending December 31, 2012. Although shareholder approval of this appointment is not required, the Audit Committee and the Board of Directors believe that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm in light of the shareholder vote, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of D&B and our shareholders.

        PricewaterhouseCoopers LLP acted as our independent registered public accounting firm for the 2011 fiscal year. In addition to its audit of our consolidated financial statements, PricewaterhouseCoopers LLP also performed statutory audits required by certain international jurisdictions, audited the financial statements of our various benefit plans, and performed certain non-audit services. Fees for these services are described under the "Fees Paid to Independent Registered Public Accounting Firm" section of this proxy statement.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the 2012 Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3
ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (SAY ON PAY)

        We believe that our executive compensation program, policies and procedures are founded on pay for performance and are strongly aligned with the long-term interests of our shareholders. The Board of Directors of the Company is committed to excellence in corporate governance and regulatory compliance. As part of that commitment, the Board offers D&B's shareholders an opportunity each year to provide advisory approval of the Company's executive compensation.

        This proposal, commonly known as "Say on Pay," gives shareholders the opportunity to express their favor or disfavor with the Company's executive compensation program, policies and procedures. This vote is intended to provide an overall assessment of our current executive compensation program as a whole, rather than focus on any single component. The Compensation & Benefits Committee and the Board intend to take into account the outcome of this proposal when considering the Company's future executive compensation program. However, since this is an advisory and non-binding vote, it will not necessarily affect or otherwise limit any future or existing compensation or outstanding awards of any of our named executive officers.

        Our executive compensation program is described more fully in the "Compensation Discussion & Analysis" section of this proxy statement and the related tables and narrative that follow it. Shareholders are, therefore, encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program.

        We believe that the design, development and execution of our pay program, policies and procedures has resulted in executive compensation decisions that are appropriate and that have benefitted the Company and shareholders over time. As noted in the "Compensation Discussion & Analysis" section of this proxy statement, our executive pay levels generally align well with the growth and total shareholder return performance (total shareholder return, or TSR, reflects the change in stock price plus the value of reinvested dividends) relative to the compensation comparison group, especially when considered over the long term. Each year the Compensation & Benefits Committee reviews an analysis of pay and performance conducted by its independent compensation consultant. Consistently, these analyses have shown that the compensation of our named executive officers aligns with performance.

        Some important highlights of our current executive compensation program, as well as changes that have been made in recent years, include the following:

  •
  Pay Mix: From a pay mix perspective, 77% of the named executive officers' total compensation is variable or performance-based pay with 22% in the form of cash incentives and 55% in the form of equity or long-term incentives; only 23% is base salary.

  •
  Equity: A performance-based restricted stock unit opportunity comprises 50% of the equity grant to our named executive officers. The actual number of restricted stock units earned is based on performance relative to financial, strategy and customer satisfaction goals. Further, for the earned restricted stock units to pay out above target, a 3-year total shareholder return must be met or exceeded. The other 50% of the equity grant is comprised of stock options which only have value if our stock price appreciates over time.

  •
  Ownership: We require our executives to maintain ownership in the Company during their service. Our named executive officers, as well as other designated executives in the Company,

    must achieve certain minimum levels of ownership in our common stock to reinforce the behavior that they act like owners focused on long-term value creation.

  •
  Perquisites: Our executives do not receive special perquisites and generally participate in the broad-based benefits programs offered by the Company on the same basis as other full-time team members.

  •
  Employment Agreements: None of the named executive officers has an employment agreement, and severance benefits (excluding change in control severance benefits) are provided through the same career transition plan available to other employees of the Company.

  •
  Executive Retirement Plan: Effective January 1, 2011, we eliminated this benefit for all future executive new hires.

  •
  Change in Control: Effective July 1, 2010, we eliminated the excise tax payment prospectively for any new change in control agreements entered into between the Company and newly appointed executive officers. All of our change in control agreements require a termination of employment in addition to a change in control of the Company before cash benefits are triggered.

  •
  Hedging Prohibition: Our directors and officers are expressly prohibited from purchasing or selling D&B securities on a short-term basis (less than three months); purchasing any listed or over-the-counter options on D&B common stock or engaging in equivalent derivative transactions; engaging in the short sale of D&B securities; or borrowing against D&B securities.

        For the reasons noted above and given the information provided elsewhere in this proxy statement, the Board of Directors asks you to approve the following resolution:

  "Resolved, that the shareholders approve the Company's overall executive compensation program, policies and procedures as described in the 'Compensation Discussion & Analysis,' the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement."

        As this is a proposal for advisory approval, the result is not binding upon the Company. However, the Compensation & Benefits Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. The Compensation & Benefits Committee will consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF OUR COMPANY'S OVERALL EXECUTIVE COMPENSATION PROGRAM, POLICIES AND PROCEDURES.

PROPOSAL NO. 4
APPROVAL OF AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND FOURTH AMENDED AND RESTATED BY-LAWS TO PERMIT SHAREHOLDERS TO CALL SPECIAL MEETINGS

        The Company's Board of Directors has proposed, and recommends that shareholders approve at the Annual Meeting, amendments, or Amendments, to the Company's Amended and Restated Certificate of Incorporation, or Charter, and Fourth Amended and Restated By-Laws, or By-Laws, that would add a right permitting the holders of at least 40% of the Company's outstanding common stock to call a special meeting of shareholders. Currently, the Company's Charter and By-Laws permit special meetings of shareholders to be called only by the Chief Executive Officer or by the Board of Directors. The Board, upon the recommendation of the Board Affairs Committee, has unanimously adopted resolutions approving the Amendments and recommending approval of the Amendments to our shareholders. The Amendments also include procedural requirements with which shareholders would be required to comply in order to call a special meeting.

        The Board is committed to good governance practices and supports the concept of permitting shareholders to request special meetings. The Company's Charter and By-Laws already permit shareholders to bring business before shareholders each year at the annual meeting. Therefore, the Board believes special meetings should only be called to consider extraordinary events that are of interest to a wide shareholder base and that need immediate attention prior to the next annual meeting. Special meetings are expensive and require significant legal, administrative, printing and distribution costs. In addition, special meetings can potentially divert directors' and management's attention away from their oversight and operational responsibilities, respectively, in order to address the details of holding a special meeting of shareholders, including producing and printing a proxy statement and organizing and preparing for the meeting. Such a diversion could potentially operate against the best interests of our shareholders overall, in order to serve the narrow interests of the shareholders requesting the special meeting.

        The Board believes that an ownership threshold of 40% in order to request a special meeting is appropriate in light of the Company's shareholder structure and strikes a reasonable balance between enhancing shareholder rights and preventing a small minority of shareholders from calling a special meeting solely to serve their narrow purposes which may not be in the best interest of the Company. Further, the Amendments contain certain procedural requirements and limitations preventing duplicative and unnecessary meetings. For example, special meetings may not be called if (i) the requesting shareholders do not comply with the requirements of the By-Laws, (ii) a similar item (determined in good faith by the Board) was presented at a meeting held within 120 days before the request was received, or (iii) the request is received during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting.

        Attached to this proxy statement as Exhibits A and B, respectively, are marked versions of the relevant sections of the Charter and By-Laws which reflect the Amendments. The general description above is qualified in its entirety by reference to the text of the Amendments in Exhibits A and B. If approved, the Amendments to the Charter will become effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of Delaware. The Company would make such a filing promptly after approval of the Amendments by the shareholders at the Annual Meeting. The Amendments to the By-Laws would become effective when the Amendments to the Charter become effective.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND FOURTH AMENDED AND RESTATED BY-LAWS TO PERMIT SHAREHOLDERS TO CALL SPECIAL MEETINGS.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS

        The following table shows the number of shares of our common stock beneficially owned by each of the directors, director nominees and named executive officers listed in the Summary Compensation Table in this proxy statement, and all directors, director nominees and executive officers of D&B as a group, as of February 29, 2012. The table also shows the names, addresses and share ownership of the only persons known to us to be the beneficial owners of more than 5% of our outstanding common stock. This information is based upon information furnished by each such person or, in the case of the beneficial owners, based upon public filings by the beneficial owners with the SEC. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of our common stock outstanding on February 29, 2012, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning D&B stock units, the value of which is measured by the price of our common stock. D&B stock units do not confer voting rights and are not considered beneficially owned shares under SEC rules.

Name	Aggregate Number of Shares Beneficially Owned (1)		D&B Stock Units	Percent of Shares Outstanding
Sara Mathew (Chairman and CEO)	520,845		—	1.08%
Christopher J. Coughlin (Lead Director)	22,861	(2)	4,328	*
Austin A. Adams	13,568		756	*
John W. Alden	23,882		—	*
James N. Fernandez	24,083	(3)	5,011	*
Paul R. Garcia	—		—	*
Douglas A. Kehring	2,232		—	*
Sandra E. Peterson	28,610		3,812	*
Michael R. Quinlan	41,725		15,988	*
Naomi O. Seligman	29,006		—	*
Michael J. Winkler	18,787		3,724	*
Richard H. Veldran	44,512		—	*
Byron C. Vielehr	128,350		—	*
Emanuele A. Conti	35,614		—	*
Joshua L. Peirez	10,919		—	*
Anastasios G. Konidaris (4)	7		—	*
George I. Stoeckert (4)	3,645		—	*
All current directors and executive officers as a group (16 persons)	964,245		33,619	1.98%
Massachusetts Financial Services Company (5)	4,513,655		—	9.44%
500 Boylston Street
Boston, Massachusetts 02116
The Vanguard Group, Inc. (6)	2,642,400		—	5.53%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Artisan Partners Holdings LP (7)	2,593,737		—	5.43%
875 East Wisconsin Avenue, Suite 800
Milwaukee, Wisconsin 53202

*
Represents less than 1% of our outstanding common stock.

(1)
Includes shares of restricted common stock as follows: Ms. Mathew, 5,986; Mr. Veldran, 762; Mr. Vielehr, 2,245; and all current directors and executive officers as a group, 8,993.

  Also includes the maximum number of shares of common stock that may be acquired within 60 days of February 29, 2012, upon the exercise of vested stock options as follows: Ms. Mathew, 408,750; Mr. Coughlin, 11,325; Mr. Adams, 4,015; Mr. Alden, 9,752; Mr. Fernandez, 11,325; Ms. Peterson, 14,252; Mr. Quinlan, 20,787; Ms. Seligman, 20,787; Mr. Winkler, 8,546; Mr. Veldran, 39,700; Mr. Vielehr, 119,375; Mr. Conti, 29,484; Mr. Peirez, 8,350; and all current directors and executive officers as a group, 720,673.

  Also includes the maximum number of shares of common stock that may be acquired within 60 days of February 29, 2012, upon the vesting of restricted stock units as follows: Ms. Mathew, 25,449; Mr. Coughlin, 10,292; Mr. Adams, 7,553; Mr. Alden, 4,731; Mr. Fernandez, 10,758; Mr. Kehring, 2,232; Ms. Peterson, 7,064; Mr. Quinlan, 20,220; Ms. Seligman, 7,665; Mr. Wrinkler, 10,241; Mr. Veldran, 868; Mr. Vielehr, 1,862; Mr. Conti, 1,381; Mr. Peirez, 857; and all current directors and executive officers as a group, 112,167.

(2)
Includes 800 shares owned by Mr. Coughlin's spouse, to which Mr. Coughlin disclaims beneficial ownership.

(3)
Includes 2,000 shares as to which Mr. Fernandez has shared voting and shared dispositive power.

(4)
Messrs. Konidaris' and Stoeckert's last day with the Company was July 31, 2011.

(5)
Massachusetts Financial Services Company filed a Schedule 13G/A with the SEC on January 27, 2012. This Schedule 13G/A shows that Massachusetts Financial Services Company, an institutional investment manager, had sole voting power over 4,082,917 shares and sole dispositive power over 4,513,655 shares.

(6)
The Vanguard Group, Inc. filed a Schedule 13G/A with the SEC on February 9, 2012. This Schedule 13G/A shows that The Vanguard Group, Inc., an investment advisor, had sole voting power over 69,152 shares, sole dispositive power over 2,573,248 shares and shared dispositive power over 69,152 shares. This Schedule 13G/A also shows that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 69,152 shares, as a result of its role as investment manager of collective trust accounts, and directs the voting of these shares.

(7)
Artisan Partners Holdings LP filed a Schedule 13G with the SEC on February 8, 2012. This Schedule 13G contains the following information: that Artisan Partners Holdings LP, Artisan Investment Corporation, the general partner of Artisan Partners Holdings LP, Artisan Partners Limited Partnership, Artisan Investments GP LLC, the general partner of Artisan Partners Limited Partnership, ZFIC, Inc., the sole stockholder of Artisan Investment Corporation, Andrew A. Ziegler and Catherine M. Ziegler had shared voting power over 2,530,537 shares and shared dispositive power over 2,593,737 shares. Artisan Partners Holdings LP is the sole limited partner of Artisan Partners Limited Partnership. Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC, Inc. Artisan Partners UK LLP and Artisan Partners Limited, the founding member of Artisan Partners UK LLP, had shared voting power and shared dispositive power over 7,515 shares. Artisan Partners Limited Partnership and Artisan Partners UK LLP are investment advisers registered under section 204 of the Investment Advisers Act of 1940. The shares reported herein have been acquired on behalf of discretionary clients of Artisan Partners Limited Partnership or Artisan Partners UK LLP. Persons other than Artisan Partners Limited Partnership and Artisan Partners UK LLP are entitled to receive all dividends from, and proceeds from the sale of, those shares. None of those persons, to the knowledge of Artisan Partners Limited Partnership, Artisan Partners Holdings LP, Artisan Partners UK LLP, Artisan Investments GP LLC, Artisan Investment Corporation, Artisan Partners Limited, ZFIC, Inc., Mr. Ziegler or Ms. Ziegler, has an economic interest in more than 5% of the class.

EXECUTIVE OFFICERS

        The following table lists all of our executive officers as of March 27, 2012. Our executive officers are elected by our Board of Directors and each will hold office until his or her successor is elected, or until his or her earlier resignation or removal.

Name	Title	Age
Sara Mathew (1)	Chairman of the Board and Chief Executive Officer	56
Emanuele A. Conti	Chief Administrative Officer and President, International	44
Walter S. Hauck, III	Senior Vice President, Technology and Chief Information Officer	52
Christie A. Hill	Senior Vice President, General Counsel and Corporate Secretary	50
Joshua L. Peirez	President, Global Product, Marketing and Innovation	41
Richard H. Veldran	Senior Vice President and Chief Financial Officer	45
Byron C. Vielehr	President, North America	48

(1)
Ms. Mathew's biographical information is provided above under the "Proposal No. 1 — Election of Directors" section of this proxy statement.

        Mr. Conti has served as Chief Administrative Officer since September 2010, with leadership responsibility for corporate strategy, mergers and acquisitions and human resources, and as President, International since June 2011. He previously served as President of Europe, Latin America and Partnerships from November 2008 to September 2010, Vice President of D&B's Small Business Solutions from November 2005 to October 2008 and Leader, Corporate Strategy from June 2003 to October 2005, with additional leadership responsibility for Financial Planning & Analysis. Prior to joining D&B, Mr. Conti spent two years at Qwest Communications as Senior Director for the Corporate Strategy Group from June 2001 to May 2003 and, prior to that, Mr. Conti held various leadership positions at Viant, Ernst & Young and General Motors.

        Mr. Hauck has served as Senior Vice President, Technology and Chief Information Officer since December 2008. Before joining D&B, Mr. Hauck served in various senior leadership positions at Pfizer for 13 years, most recently as Vice President, Global Technology from November 2007 to October 2008 and, prior to that, as Vice President, Business Technology and corporate Chief Software Architect from November 2006 to November 2007, Vice President, Worldwide Informatics, Global Research and Development from November 2002 to November 2006 and as an R&D team member for several years.

        Ms. Hill has served as Senior Vice President, General Counsel and Corporate Secretary since September 2011. Before joining D&B, Ms. Hill served as General Counsel, Secretary and Chief Compliance Officer at Primus Telecommunications Group, Inc. from March 2011 until August 2011. Prior to that she was the General Counsel and Secretary of Arbinet Corporation from February 2010 until its merger with Primus on February 28, 2011, and she also served as Arbinet's Chief Human Resources Officer from September 2010 through February 2011. Prior to that, she served in the U.S. Department of the Treasury as the Oversight Liaison and Reporting Executive for the Troubled Asset Relief Program (TARP) from October 2009 to January 2010. From 1998 until 2008, she worked at Nextel Communications and then at Sprint Nextel Corporation, where she held various leadership positions in the company's legal and governance organizations, including her most recent position as Vice President, Corporate Governance & Ethics and Corporate Secretary from August 2005 to June 2008. Prior to Nextel, she served as counsel at Honda of America Mfg., where her responsibilities included a variety of corporate and transactional matters. Ms. Hill began her career at Jones Day in the firm's mergers and acquisitions group.

        Mr. Peirez has served as President, Global Product, Marketing and Innovation since June 2011. He previously served as President, Innovation and Chief Marketing Officer from September 2010 to May 2011. Before joining D&B, Mr. Peirez spent 10 years with MasterCard, most recently as Chief Innovation Officer for MasterCard Worldwide from January 2009 to August 2010. Prior to that, Mr. Peirez served as Chief Payment System Integrity Officer for MasterCard from April 2007 to January 2009 and as Group Executive, Global Public Policy and Associate General Counsel from May 2002 to April 2007. He also served as counsel and secretary to MasterCard's U.S. Region Advisory Board of Directors from May 2002 to December 2006.

        Mr. Veldran has served as Senior Vice President and Chief Financial Officer since June 2011. He previously served as Senior Vice President, Global Reengineering from July 2008 through May 2011, with additional responsibility for D&B North America Finance beginning in February 2009 and for Strategy and Corporate Development beginning in March 2010, being appointed as Chief Strategy Officer in early May 2011, a title he held until he was appointed Chief Financial Officer. Prior to that, Mr. Veldran served as Treasurer and Leader of Investor Relations, External Communications and Board Processes from February 2006 to July 2008, with additional responsibility for Global Financial Planning & Analysis, and as Chief Financial Officer of D&B North America, from September 2003 to January 2006. Prior to joining D&B, Mr. Veldran was Divisional Vice President of Finance for Automatic Data Processing, Inc. from December 1996 to September 2003 and, prior to that, served in various finance roles for Procter & Gamble from July 1989 to December 1996.

        Mr. Vielehr has served as President, North America, since June 2011. He previously served as President, Global Risk and Analytics from November 2009 to May 2011, and as President, Integration Solutions from December 2008 to October 2009. From July 2005 to November 2008 he served as our Chief Information Officer. In addition, Mr. Vielehr had the responsibilities of Chief Quality Officer from December 2007 to February 2009. Before joining D&B, he served as President and Chief Operating Officer of Northstar Systems International, Inc. from October 2004 to May 2005. Prior to that, Mr. Vielehr held several leadership positions with Merrill Lynch from February 2000 to March 2004.

 COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

        The C&BC continuously reviews the executive compensation program of the Company to ensure that it is meeting its objectives including: pay for performance, alignment with shareholder interests, providing a competitive level of pay to attract and retain executive talent, reinforcing the right behaviors consistent with our strategy, and transparency to our shareholders. In 2011, we held an advisory vote on our overall executive compensation package, referred to as a "Say on Pay" vote. Our 2011 Say on Pay vote received 87% approval from our shareholders. The C&BC considered these results an indication of shareholder support for the Company's executive pay program, policies and procedures. The C&BC did not significantly modify the Company's current executive compensation program for 2011. However, through annual "Say on Pay" voting and through the Company's ongoing shareholder outreach, the C&BC will continue to evaluate feedback from shareholders about our executive compensation program and will make adjustments to enhance pay for performance as appropriate. For example, based on specific feedback from our shareholders during outreach, the C&BC is considering changes to the current executive equity program to enhance the alignment with long-term shareholder value creation.

        The Company's current executive compensation program incorporates several features that contribute to pay for performance and good governance practices. Among these features are the following:

Summary of Policies Contributing to Pay for Performance

  •
  Our pay mix is heavily weighted toward variable compensation: From a pay mix perspective, 77% of the named executive officers' total compensation is variable or performance-based pay with 22% in the form of cash incentives and 55% in the form of equity or long-term incentives; only 23% is base salary.

  •
  Equity value must be earned based on performance: A performance-based restricted stock unit opportunity comprises 50% of the equity grant to our named executive officers. The actual number of restricted stock units earned is based on performance relative to financial, strategy and customer satisfaction goals. Further, for the earned restricted stock units to pay out above target, a 3-year total shareholder return must be met or exceeded. The other 50% of the equity grant is comprised of stock options which only have value if our stock price appreciates over time.

  •
  The total compensation of our named executive officers aligns well with our performance: Measured against our compensation comparison group in terms of growth, efficiency/returns and total shareholder return metrics, our total compensation generally aligns well with our performance, especially over the long term.

  •
  We require our executives to maintain ownership in the Company during their service: Our named executive officers, as well as other designated executives in the Company, must achieve certain minimum levels of ownership in our common stock to reinforce the behavior that they act like owners focused on long-term value creation.

  •
  We do not offer our executives special perquisites: Our executives do not receive special perquisites and generally participate in the broad-based benefits programs offered by the Company on the same basis as other full-time team members.

  •
  We do not provide employment agreements: None of the named executive officers has an employment agreement, and severance benefits (excluding change in control benefits) are provided through the same career transition plan available to other employees of the Company.

Summary of Policies Contributing to Good Governance Practice

  •
  We eliminated the supplemental executive retirement benefit for new executive participants: Effective January 1, 2011, the C&BC eliminated this benefit for all future executive new hires.

  •
  We eliminated the excise tax payment and related gross-up in the Company's change in control agreement for new participants: Effective July 1, 2010, the C&BC eliminated the excise tax payment prospectively for any new change in control agreements entered into between the Company and newly appointed executive officers. As a result, three of the named executive officers do not have this provision in their change in control agreements.

  •
  Change in control agreements are governed by a double trigger: All of our change in control agreements with the named executive officers and other designated executive officers require a termination of employment in addition to a change in control of the Company before change in control cash severance benefits are triggered.

  •
  We have an insider trading policy that prohibits hedging: Directors, officers and other team members of the Company are expressly prohibited from purchasing or selling D&B securities on a short-term basis (less than three months), purchasing any listed or over-the-counter options on D&B common stock or engaging in equivalent derivative transactions, engaging in the short sale of D&B securities, or borrowing against D&B securities.

  •
  Our C&BC charter requires a periodic review of risk in our compensation programs: The C&BC conducted such a review in 2011 and concluded that the Company's compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse impact on the Company as a whole.

  •
  The executive compensation consultant to the C&BC is independent: The current advisor to the C&BC was hired by and reports directly to the C&BC and does not provide any other consulting services to the Company.

  •
  We manage our equity-based compensation program effectively: Our annualized run rate on equity grants is less than the median run rate of our compensation comparison group, we have a shareholder approved stock incentive plan that expressly prohibits stock option re-pricing and cash buyouts and we have never re-priced or exchanged options for shares, new options or cash.

Linking Pay and Performance

        Over time, the structure and policies outlined above have resulted in compensation that is aligned with performance and shareholder returns. In the C&BC's view, the best analysis of pay for performance is one that:

  •
  First, includes compensation that was actually paid or realizable over the performance period and not compensation that is based on accounting assumptions or theoretical financial valuations; and

  •
  Second, includes a multi-year performance period in which a company can demonstrate its ability to create value over the long term.

The analysis below meets these important criteria. It includes the cumulative level of actual or realizable pay provided to our Chairman and CEO position over the 3-year period from 2008 through 2010 versus that provided to the Chief Executive Officers at our compensation comparison companies. Against actual pay at D&B and in the peer group referenced below under "External Benchmarking," the analysis reviewed a number of 3-year performance measures, including key financial metrics and total shareholder return. Actual or realizable pay included salaries and bonuses paid, the spread value of stock options and the value of shares or stock units granted during the three years, the value of performance plan payouts and the reported value of pensions and other compensation reported in the companies' summary compensation tables. Performance was based on the annualized 3-year total shareholder return through December 31, 2010 as well as top- and bottom-line financial growth data through the 2010 fiscal year (the most recent 3-year period for which data were available). The analysis, provided in the chart below, shows general alignment between 3-year performance and the total pay realized by our Chairman and CEO position during that same time period.

Analysis of Actual Performance to Realizable Pay
3-Year Period 2008-2010

D&B Percentile Ranking Relative to Peer Group

Note on "Analysis of Actual Performance to Realizable Pay:" Source of performance data is Standard & Poor's Compustat. Compustat data is "standardized data" not "as reported" so there may be a difference from what is reported in the Forms 10-K or 10-Q of the peer group companies. Compustat standardizes the data provided in the original filings to allow for accurate comparison across companies and industries. Total Cash includes actual base salary, actual cash bonus, and actual non-equity incentive plan compensation. Total Direct includes Total Cash plus the actual value of equity (i.e., the spread value of stock options, the value of shares or stock units granted during the three years, and the value of performance plan payouts) and all other cash compensation as reported in the companies' summary compensation table. Total Compensation includes Total Direct plus the reported value of pensions.

        In 2011, the variable pay opportunity of our named executive officers was based on measures designed to increase shareholder value, improve customer satisfaction and ensure continued execution of our business strategy. This past year we achieved:

  •
  Revenue growth of 5%;

  •
  Diluted EPS growth of 10%;

  •
  Operating income growth of 4%;

  •
  Customer satisfaction improvements of 2.3 points as measured by our Voice of the Customer survey; and

  •
  Progress toward the implementation of our strategy including: (1) strengthening our business model through targeted acquisitions and divestitures, (2) ensuring deployment of our data supply chain as part of our MaxCV investment, and (3) establishing our 2012 business trajectory (although we achieved the first component of our strategy goal, we did not fully meet our expectations on the second and third components).

Based on the assessment of results versus these goals, the C&BC awarded bonuses to our named executive officers equaling 81% of target (a more detailed discussion of our attainment of 2011 goals and how that relates to performance awards is included in the "Annual Cash Incentive Plan" section of this proxy statement). In addition, performance-based restricted stock units were awarded at 81% of target, reflecting the most recent performance of our Company. The actual realized value from the restricted stock unit awards, as well as from the stock option awards, will be linked to future stock price performance, and therefore, to our shareholders' interests.

Purpose

        The purpose of this Compensation Discussion & Analysis is to provide material information about our executive compensation program, policies, and objectives and to share with investors how we arrived at the levels and form of compensation for our named executive officers. We will describe not only what we pay, but why and how we link executive compensation to our business results. In this section we will cover:

  •
  The objectives of our executive compensation program;

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  The components of our executive compensation program and why we provide these components;

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  What our executive compensation program is designed to reward, especially our variable pay program;

  •
  How we determine the level to pay for each component; and

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  How each component of our executive compensation program fits within our overall objectives and impacts decisions we make about other components.

        The Compensation Discussion & Analysis and the tables that follow cover the compensation paid to our named executive officers, which includes the following seven executives:

  •
  Sara Mathew, who served as Chairman of the Board and Chief Executive Officer (our principal executive officer) for the entire fiscal year;

  •
  Richard H. Veldran, who was appointed to and served as Senior Vice President and Chief Financial Officer (our principal financial officer) effective June 1, 2011 and prior to that served as Senior Vice President, Global Reengineering and Strategy, with additional responsibility for D&B North America Finance, Strategy and Corporate Development;

  •
  Anastasios G. Konidaris, who served as Senior Vice President and Chief Financial Officer (our principal financial officer) through May 31, 2011 before leaving the Company on July 31, 2011;

  •
  Our three highest compensated executive officers, other than our principal executive officer and principal financial officers:

  •
  Byron C. Vielehr, who was appointed to and served as President, North America effective June 1, 2011 and prior to that served as President, Global Risk and Analytics;

  •
  Joshua L. Peirez, who was appointed to and served as President, Global Product, Marketing and Innovation effective June 1, 2011 and prior to that served as President, Innovation and Chief Marketing Officer; and

  •
  Emanuele A. Conti, who was appointed to and served as President, International effective June 1, 2011 and has also served as Chief Administrative Officer since September 2010; and

  •
  One additional executive for whom disclosure would have been required but for the fact that he was no longer serving as an executive officer of the Company at the end of the last completed fiscal year:

  •
  George I. Stoeckert, who served as President, North America through May 31, 2011 before leaving the Company on July 31, 2011.

Objectives of our Executive Compensation Program

        The objectives of our executive compensation program are as follows:

  •
  Ensure a strong relationship between pay and performance, including both rewards for results that meet or exceed performance targets and consequences for results that are below performance targets;

  •
  Align executive and shareholder interests through short-and long-term incentives that link the executive to shareholder value creation;

  •
  Provide a total compensation opportunity that is competitive with the market for senior executives, thereby enabling us to attract, retain and motivate the executive talent necessary to execute our strategy and achieve our growth targets;

  •
  Reinforce behaviors that are consistent with our strategy as measured by our three constituencies: our shareholders, our customers, and our team members; and

  •
  Allow for consistency in application from year-to-year and transparency to shareholders.

        Pay Positioning and Pay Mix. Although each named executive officer's annual base salary may be positioned above or below the market target, in the aggregate, annual base salaries for all of our executive officers as a group are targeted at the median of the compensation comparison group (described below). Variable pay including target annual cash incentive and long-term incentives are positioned more competitively relative to the market median to provide named executive officers with a total compensation opportunity that is between the median and 65th percentile of our compensation comparison group. This level of total compensation, however, is realized only when our performance goals are achieved or exceeded. We have outperformed our peers historically as evidenced by a number of financial performance measures, especially long-term measures. Therefore, we believe that this above-market target pay positioning is justified by demonstrated performance. Our benchmarking process is detailed more fully below under "External Benchmarking."

        In addition to external pay positioning, we also reviewed pay mix when determining the amount of annual base salary, annual cash incentives and long-term incentives to provide each of our named executive officers. Our pay-for-performance principle requires that a significant portion of the total compensation mix be variable. In addition, we reinforce the importance of long-term results by placing an emphasis on equity in the total compensation mix. Individual variable and equity compensation varies based on the named executive officer's role, level of responsibility within the organization and market data for comparable jobs in the compensation comparison group. Our target for the current named executive officers as a group is a total compensation mix of 50% cash and 50% equity. The following table illustrates the significant emphasis placed on variable and equity compensation:

	Fixed/Variable Pay Mix		Cash/Equity Pay Mix
	Fixed	Variable	Cash	Equity
Sara Mathew	15%	85%	35%	65%
Richard H. Veldran	37%	63%	64%	36%
Byron C. Vielehr	28%	72%	51%	49%
Emanuele A. Conti	36%	64%	62%	38%
Joshua L. Peirez	29%	71%	52%	48%
Anastasios G. Konidaris	28%	72%	53%	47%
George I. Stoeckert	27%	73%	51%	49%

Elements of our Executive Compensation Program

        To meet the objectives of our executive compensation program, the 2011 compensation of our named executive officers consisted of the following components:

  •
  Total cash compensation, including a base salary and a target annual cash incentive opportunity;

  •
  Long-term equity incentives comprised of a grant of stock options and a performance-based restricted stock unit opportunity;

  •
  Required stock ownership guidelines;

  •
  Voluntary deferral of compensation under our non-qualified deferred compensation plan;

  •
  Supplemental retirement benefits;

  •
  Eligibility to receive severance benefits (which are also available to all employees); and

  •
  Eligibility to receive benefits payable upon a change in control of D&B.

        We do not offer any special perquisites to our named executive officers beyond those that are generally available to all employees. We believe that special perquisites are entitlement-driven rather than performance-based and, therefore, do not fit within the objectives of our executive compensation program. Instead, we seek to attract and retain executive talent that is motivated by a competitive total compensation package that rewards our executive officers for performance and the delivery of increased shareholder value.

        In addition to the components listed above, our named executive officers are eligible to participate in certain benefit programs that are generally available to all of our U.S. employees including: our cash balance retirement account (which was frozen as of July 1, 2007 for all participants and closed to new entrants), our qualified defined contribution plan, our medical and dental benefits, our life, voluntary group accident, long-term disability, legal, and business travel accident insurance benefits, and our health care and dependent care spending accounts.

        As part of its ongoing oversight, the C&BC has reviewed the full value of payments that may be made in the event of a named executive officer's termination (discussed below as potential post-employment compensation).

        Base Salary. Salary provides a base level of compensation commensurate with the named executive officer's role in the organization, experience, skill, and job performance. With a significant portion of total compensation "at risk" or variable, base salary provides the named executive officer with a consistent level of compensation related to the daily performance of his or her leadership role and responsibilities.

        The base salary provided to the named executive officers is reviewed by the C&BC annually. Any adjustment to salary is based on a number of factors and considerations including:

  •
  The market data for comparable executive positions in the compensation comparison group (described below);

  •
  The scope of responsibility and accountability within the organization;

  •
  Demonstrated leadership competencies and skills; and

  •
  Individual performance.

        Target Annual Cash Incentive Opportunity. In addition to base salary, our named executive officers have the opportunity to earn an annual cash incentive that is tied to Company and individual performance as discussed below. We offer this cash opportunity to reinforce the outcomes and behaviors necessary to meet or exceed our annual commitment to our shareholders and customers.

        Company performance is an important component of our annual cash incentive. We believe that consistent, year-over-year growth in revenue and earnings are key drivers of increased shareholder value over the long term. Therefore, our annual cash incentive rewards company performance as measured by the following:

  •
  Financial results—growth in revenue, operating income, and earnings per share are the most important measures in our executive compensation program and carry the greatest weight because we believe that profitable revenue growth over time will create value for our shareholders.

  •
  Customer satisfaction—each year progress is measured through improvements in the customer satisfaction index as determined by the Voice of the Customer survey. Our customer satisfaction index is based on several key dimensions that drive customer satisfaction, including information quality, product innovation and the customer experience. We link the results of this survey to our executive compensation program because improving our customers' experience and the value D&B provides is fundamentally related to our leadership behavior.

  •
  Strategic objective—our strategy is designed to transform our customers' experience with D&B in three important ways: from customer information overload to connected information that yields new insights; from predefined to customer defined views of data and insight; and from technology infrastructure that makes innovation costly to flexible technology that enables rapid, cost-effective innovation. Successful execution of our strategic plan will enable us to drive an increased level of profitable revenue growth in 2012 and beyond. Focusing on this measure we believe will help us to meet our commitment to shareholders.

        In addition to company performance, individual goals (which tie to our financial results, customer satisfaction and strategic objective) and leadership performance, carry an important weight in our annual cash incentive. The success of our Company is directly tied to strong leadership that drives results and creates shareholder value. We expect all employees, especially our named executive officers, to demonstrate behavior that is consistent with our principles-based leadership model.

        At the end of the year, our Chairman and CEO evaluates the performance of each of her direct reports, including the named executive officers. Each named executive officer is assessed on:

  •
  Achievement of specific team and individual goals in support of our strategy and business objectives; and

  •
  Demonstration of leadership competencies that, among other important skills, intensify our focus on the customer and enable us to work collaboratively toward the achievement of a common set of company goals.

        The results of this assessment can adjust positively or negatively each named executive officer's earned annual cash incentive award for company performance. Through this assessment process, judgment is applied relative to the individual's demonstrated success against his or her goals.

        The C&BC also performs a similar assessment of our Chairman and CEO after the conclusion of the fiscal year.

        Long-term Equity Incentives. While cash is tied to the achievement of short-term results, equity is directly linked to the creation of increased shareholder value over the long term. Approximately 55% of the target total compensation opportunity provided to our current named executive officers in 2011 was equity-based. This emphasis reflects our view that there should be a close alignment between executive officer rewards and shareholder value creation.

        Under our long-term incentive program, 50% of the total value of each named executive officer's equity compensation is a performance-based restricted stock unit opportunity with the remaining 50% in stock options. Using both full value shares and stock options accomplishes these important objectives:

  •
  Performance-based restricted stock units reinforce our pay-for-performance objective in that the opportunity must be earned based on the achievement of specific goals;

  •
  Once awarded, restricted stock units remain tied to long-term value through stock price changes; and

  •
  Stock options link the interests of our named executive officers with shareholders by rewarding stock price appreciation. Increased shareholder value over time is based on our success in executing our strategy and delivering significant, sustained growth year after year.

        Stock Ownership Guidelines. Under the Company's stock ownership guidelines, our named executive officers and other members of senior management are expected to achieve over time a minimum specified level of ownership in our common stock. These guidelines were implemented to reinforce the objectives of our executive compensation program as follows:

  •
  Align senior executives' individual financial interests with those of shareholders; and

  •
  Encourage senior executives to act like owners focused on long-term value creation.

        The levels of stock ownership are a multiple of the executive officer's salary. For our Chairman and CEO, the minimum level of stock ownership is six times salary. For other named executive officers, the minimum level of stock ownership is four times salary. These multiples, which are above the general market median, demonstrate our senior executives' commitment to D&B and their personal financial stake in the Company.

        Shares counted toward satisfaction of the ownership guideline include all stock owned outright, restricted stock or restricted stock units, units in the D&B Common Stock Fund of our 401(k) Plan, and one-half of vested stock options. There is no timeframe for achieving the ownership guideline. However, all executives covered by our stock ownership guidelines are expected to retain 100% of the net shares resulting from equity compensation awards and shares otherwise acquired by them outright until the stock ownership guideline is achieved. Once the stock ownership guideline is met, covered executives must retain a sufficient number of shares to comply with the guidelines until termination of their service with the Company. Only shares in excess of the guideline may be traded within designated open window periods in accordance with the Company's inside information and securities trading policy.

        Each year, the C&BC reviews each named executive officer's status and progress towards achieving the stock ownership guideline. The stock ownership of each named executive officer as of December 31, 2011 is noted below. Mr. Peirez's ownership level reflects his joining the Company in September 2010. Messrs. Konidaris and Stoeckert are no longer executives of the Company as of December 31, 2011.

Stock Ownership as a Multiple of Salary as of December 31, 2011

Name	Guideline as Multiple of Salary	Actual Ownership as Multiple of Salary
Sara Mathew	6	26.7
Richard H. Veldran	4	4.6
Byron C. Vielehr	4	14.1
Emanuele A. Conti	4	5.0
Joshua L. Peirez	4	3.3

        Non-qualified Deferred Compensation. Our Key Employees' Non-qualified Deferred Compensation Plan is designed to provide our named executive officers and eligible key employees with an opportunity to defer receipt of current income into the future and/or to accumulate capital on a tax-deferred basis for a planned future event. This voluntary plan can also provide the named executive officer with an effective tax planning vehicle and allow the officer to defer additional income for retirement. We offer this plan to provide a competitive and comprehensive total compensation package that is designed to attract and retain key executives. Under this plan, participants may defer the payment of both salary and annual cash incentives. A further description of the plan is set forth below under the "Non-qualified Deferred Compensation Table." In 2011, Ms. Mathew and Mr. Conti were the only named executive officers who elected to participate in the plan.

        Non-qualified Retirement Benefits. All named executive officers participate in our non-qualified executive retirement plan, or ERP. The plan was designed to provide retirement income and disability benefits necessary to attract and retain the executives of the Company, including, in particular, those executives who join the Company in the middle of their career.

        Additional details on the non-qualified retirement plans can be found in the section following the Pension Benefits Table.

        Change in Control Benefits. Our change in control benefits enable our named executive officers to make decisions in the best interest of our shareholders without concern over their employment relationship. In the event of a change in control, unvested options become immediately vested and exercisable, and restrictions on restricted stock and restricted stock units immediately lapse. Cash benefits (such as base salary or annual incentive) do not become payable unless the executive's employment is terminated, as defined in our change in control agreement, within the twenty-four month period following a change in control event (including certain pre-change in control terminations that are directly related to a change in control).

        We have change in control agreements with each of our named executive officers to provide additional benefits if the officer is terminated in connection with a change in control of D&B. Some of our current change in control agreements also provide a gross-up for any payments that are subject to excise taxes under Section 280G of the Internal Revenue Code. However, in 2010 this provision was removed for prospective executive officers of the Company. Therefore, while the agreements with Ms. Mathew and Mr. Vielehr have this provision, those with Messrs. Conti, Peirez and Veldran do not have this provision. A detailed description of the change in control agreements is set forth under the "Change in Control" section of this proxy statement.

        We believe that the additional benefits provided by our change in control agreements are an important component of our named executive officers' total compensation packages and help protect shareholder interests in the event of a change in control. These benefits enable our officers to make decisions in the interest of our shareholders without concern over the impact on them personally. In addition, the agreements provide an incentive for the named executive officers to continue their employment with D&B during the change in control event, because cash benefits are only paid if the named executive officer is terminated without cause (or resigns for good reason) following the change in control. The named executive officer will not receive any benefits provided for in the change in control agreements if he or she voluntarily leaves D&B without good reason or terminates prior to a change in control.

        Severance Benefits. We also provide our named executive officers with severance benefits if their employment is terminated as a result of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause) or a mutually agreed-upon resignation, in each case not related to a change in control of D&B. Severance benefits are provided through our Career Transition Plan, in which all named executive officers participate. These same severance benefits are generally available to all employees of the Company. We believe that severance benefits are an important component of our named executive officers' total compensation package. They enable our program to remain competitive with the market for executive talent.

        Detailed descriptions of our severance plans are set forth under the "Overview of Change in Control, Severance and Other Arrangements" section of this proxy statement.

External Benchmarking

        Market data provides a reference and framework for decisions about the base salary, target annual cash incentives, and the appropriate level of long-term incentives to be provided to each named executive officer. However, due to year-over-year variability and the inexact science of matching and pricing executive jobs, we believe market data should be interpreted within the context of other important factors and should not be used as the sole criteria in determining a specific pay level. Therefore, in setting the target pay for named executive officers, market data was reviewed along with other factors, including: the scope of responsibility and accountability within the organization, prior experience, competencies, skills, and individual performance.

        Market data also helps ensure our other executive compensation program components are competitive with market practice and trends. Therefore, we periodically review our stock ownership guidelines, deferred compensation plan, and supplemental retirement, severance, and change in control benefits against both our compensation comparison group as well as general industry.

        Compensation Comparison Group. Our compensation comparison group includes 23 companies in financial services, business information and technology services. In consultation with Meridian Compensation Partners, our independent third party compensation consultant, the C&BC used these companies for the compensation comparison group because they:

  •
  are broadly within the size range of D&B;

  •
  have executive positions comparable to those of D&B requiring a similar set of management skills and experience; and/or

  •
  are representative of organizations that compete with us for business or executive talent.

        Our current and prior Chairmen and Chief Executive Officers were recruited from companies like those in our peer group referenced below and we continue to attract executive officer talent from comparable roles at companies whose size range and businesses are represented by our compensation comparison group. Although companies in our compensation comparison group may be larger than D&B from a revenue perspective, D&B ranks between the median and 65th percentile of the peer group in terms of market capitalization. Therefore, our Chairman and Chief Executive Officer is accountable for the leadership and growth of an enterprise whose market capitalization is very comparable to that of the chief executive officers in the compensation comparison group. For that reason, as well as for the qualitative criteria cited above, the C&BC views the compensation comparison group as an appropriate group for benchmarking purposes.

        In addition to the above, companies were included in the compensation comparison group only if executive pay data were available either through Aon Hewitt Associate's Total Compensation Management™ proprietary compensation database or through publicly available proxy information.

        For 2011, our compensation comparison group included the following companies:

2011 Compensation Comparison Group

Acxiom Corporation
Alliance Data Systems Corporation
Broadridge Financial Solutions, Inc.
CA, Inc.
Ceridian Corporation
Convergys Corporation
DST Systems, Inc.
Equifax, Inc.
Fair Isaac Corporation
Fiserv, Inc.
Global Payments, Inc.
IHS, Inc.	IMS Health, Inc.
The McGraw-Hill Companies, Inc.
 Moneygram International, Inc.
Moody's Corporation
NCR Corporation
 Paychex, Inc.
The Nielsen Company, B.V.
Northern Trust Corporation
Total System Services, Inc.
Unisys Corporation
Verisk Analytics, Inc.

        Relative to last year, one company was deleted from the compensation comparison group for 2011 and four companies were added (in bold in the list above). Ameriprise Financial Incorporated was deleted since its revenue exceeds $8 billion, which is the upper limit for inclusion in our compensation comparison group as established by the C&BC. Four companies were added to ensure that an appropriate number of companies would be in the group on an ongoing basis for data comparison purposes. The four additions were companies whose revenue size was comparable to D&B's, i.e., in the range of $1.1 billion to $2.1 billion, and who provide business-to-business, information or financial services to companies in domestic and international markets: IHS, Inc., Moneygram International, Inc., Paychex, Inc. and Verisk Analytics, Inc.

        Each year our pay positioning and performance versus our compensation comparison group is reviewed by the C&BC. As noted in the "Corporate Governance" section of this proxy statement, the C&BC retained the services of Meridian to perform this review.

        Consistent with prior years, in 2011 the C&BC analyzed:

  •
  Base salary;

  •
  Target and actual annual cash incentives;

  •
  Target and actual annual total cash (i.e., base salary plus target and actual annual cash incentive);

  •
  Long-term incentives (grant date value);

  •
  Target and actual total direct compensation (i.e., target and actual annual total cash plus long-term incentives);

  •
  Retirement benefits; and

  •
  Target total compensation (target total direct compensation plus retirement benefits).

        The analyses covered both unadjusted and regression size-adjusted data (adjusted for revenue size and market capitalization) to provide a comprehensive perspective of market pay. We focus on unadjusted data because we recruit new executive talent to grow our business from financial services, business information and technology services companies regardless of size. In addition, we strongly believe that there should be a link between a company's performance and its pay levels. Therefore, the analyses included the relationship between executive officer compensation and company performance over several years. As described earlier in the Executive Summary, this review focused on measures of growth and shareholder value creation.

2011 Base Salaries

        As noted above, the base salaries provided to our named executive officers are reviewed by the C&BC annually and any adjustment to base salary is based on a number of factors and considerations. Based on the C&BC's review, three out of the seven named executive officers received a base salary increase in 2011 as noted below:

			Base Salary
							Increase %
Name	Rationale	Market Position	From		To				Effective
Sara Mathew	The C&BC increased Ms. Mathew's base salary as part of an overall multi-year objective to change her total compensation toward the market value of her role in line with her performance and leadership of the Company.	Below median pay positioning		$750,000		$800,000	6.7%		1/1/2011
Richard H. Veldran

Mr. Veldran's base salary was increased on 1/1/2011 in recognition of his performance in his position as Senior Vice President Global Reengineering and Chief Strategy Officer. After a transitional period, the C&BC increased Mr. Veldran's cash compensation effective the date of his assumption of the Chief Financial Officer position, which was 6/1/2011.

		Below median pay positioning	$ $	325,000 335,000	$ $	335,000 380,000	3.1 13.4	% %	1/1/2011 6/1/2011
Emanuele A. Conti	In consideration of his promotion to Chief Administrative Officer in addition to his role at the time of President, Europe, Latin America and Partnerships, the C&BC increased Mr. Conti's base salary as part of an overall change in total compensation toward the median market value of his new role.	Below median pay positioning		$330,000		$400,000	21.2%		1/1/2011

Annual Cash Incentive Plan

        Through the annual cash incentive plan, about half of 2011 target total cash compensation was "at risk" since payment was based on performance against predetermined annual measures. Our named executive officers were designated by the C&BC as participants in our Covered Employee Incentive Plan, or CEIP, which is a shareholder approved plan.

        Maximum Incentive Opportunity. On February 22, 2011, the C&BC established a maximum annual cash incentive opportunity of eight-tenths of one percent of our 2011 earnings before taxes for our Chairman and CEO and five-tenths of one percent of our 2011 earnings before taxes for each of our other named executive officers. Consistent with prior years, the C&BC selected earnings before taxes as the appropriate measure in setting the maximum incentive opportunity since it considers profitable revenue growth over time as a key driver in creating value for our shareholders. The percentages selected for our Chairman and CEO and for the balance of the named executive officers were deemed, based on historical results, to generate reasonable levels of maximum incentive opportunity given the nature and scope of our executive positions. Actual annual cash incentive payouts to our Chairman and CEO and our other named executive officers were less than these maximums as described below. In 2011, our earnings before taxes were $368.1 million. Therefore, the maximum annual cash incentive opportunity for our Chairman and CEO was $2,944,800 and for our other named executive officers the maximum was $1,840,500 per participant. The amounts determined by this formula represent the maximum value of the cash incentive that could have been paid to each of our named executive officers in 2011.

        We established the maximum incentive opportunity in an effort to comply with the performance-based exemption available under Section 162(m) of the Internal Revenue Code and to enhance the likelihood that any cash amounts paid to our named executive officers under the CEIP will be fully deductible. We believe that the measure of earnings before taxes links directly to our objective of rewarding for financial goals that will drive shareholder value creation.

        Actual Incentive Payout Targets. In determining whether to award the maximum annual cash incentive generated by the pre-tax earnings formula, the C&BC also considered performance against four measures weighted as follows:

  •
  40%—Company-wide core revenue growth;

  •
  20%—Growth in earnings per share before non-core gains and charges and operating income before non-core gains and charges;

  •
  20%—Customer satisfaction (an index measured by our Voice of the Customer Survey); and

  •
  20%—Strategy goal (comprising specific strategic measures related to the execution of our data strategy, strengthening our business model and establishment of our top- and bottom-line trajectories to achieve future growth and margin goals).

        The above 60% weight allocated to growth in revenue, earnings per share, and operating income results is linked to our objective to provide profitable revenue growth year-over-year. Our customer satisfaction and strategy goals, assigned a total weight of 40%, are tied to our long-term objective of increasing the level of sustained revenue growth in 2012 and beyond. In our view, the allocation of these goals and weights appropriately balances our commitment to achieve strong financial results annually with our commitment to deliver on our long-term strategic objectives.

        The range of incentive payout for each performance goal was 0% to 200% resulting in a potential annual cash incentive payment between 0% and 200% of the target incentive for each named executive officer. The performance measures for 2011 as well as the principles for assessing results were approved by the C&BC on February 22, 2011.

        Individual Performance Adjustments. Actual cash incentive payments made to each named executive officer (other than our Chairman and CEO) were subject to a discretionary adjustment based on the results of the individual performance assessments conducted by our Chairman and CEO. Based on this assessment, judgment is applied relative to the individual's performance and demonstrated leadership. The C&BC approves all discretionary adjustments upon the recommendation of our Chairman and

CEO. The C&BC also performs a similar assessment of our Chairman and CEO and approves any adjustments based on that assessment. Such adjustments may positively or negatively impact the final award to the named executive officer for company performance. In no instance, however, will such adjustments exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula described above. The C&BC may also approve adjustments to performance goals to include or exclude the impact of non-core gains and charges or extraordinary items.

        Attainment of 2011 Performance Measures. In 2011, results against the four measures that the C&BC used to evaluate the level of the named executive officers' 2011 annual incentive payout for company performance were as follows:

Company Goal	Weight	Incentive Target	Result	Assessment
Company Core Revenue Growth (1)	40%	5% to 8%	5%	Overall core revenue growth was 5%, in line with our guidance and at the lower end of our target bonus range. North America core revenue growth was 1%, which is consistent with our low single digit expectations. North America's 2% growth in the second half offset mostly flat performance in the first half. This second half growth was driven by our S&MS and Hoover's businesses, which were both moved to our new technology platform. When coupled with the opportunities in the market for our Data-as-a-Service (or "DaaS") products, North America is better positioned for stronger performance in 2012. International grew 18% (2% organically, due to the acquisition of D&B Australia). This is consistent with our expectations of mid to high teens overall growth and low to mid single digit organic growth. Weakness in Japan throughout 2011 was offset by continued growth in our emerging markets. Our performance in China was very strong and we expect recent portfolio changes in Asia Pacific will strengthen that business even further.
				Based on these considerations, the C&BC assessed this result as below target or 75%.
Diluted EPS Growth (Before Non-core Gains or Charges) / Total Operating Income (Before Restructuring and One-time Technology Investment) (2)	20%	EPS 6% to 10% Op Inc 2% to 6%	EPS 10% Op Inc 4%

EPS growth for the year was at the upper end of the incentive target range. EPS growth was driven by operating income results, lower year-over-year interest expense and tax rate and the benefit of our discretionary share repurchase plan. Operating income was in the middle of the incentive target range reflecting our continued focus on tight expense controls and financial flexibility, which enabled us to step-up investment levels in the fourth quarter of 2011. We returned approximately $200 million of cash to shareholders in 2011, through dividends and share buybacks. For the full-year, we paid dividends totaling $70 million and repurchased $126 million of stock under our discretionary share repurchase program, which was about $50 million more than our original plans going into the year.

				Based on these considerations, the C&BC assessed this result as slightly above target or 110%.

Company Goal	Weight	Incentive Target	Result	Assessment
Customer Satisfaction Index (CSI)	20%	Target range up to +3 improvement	2.3 points of improvement	CSI improvement of 2.3 points was just below the upper end of the incentive target range. Our results were driven by improvement in 80% of the surveyed questions. 19 of our 21 channels and regions saw an increase in score over the prior year—a clear indication that our customers continue to see D&B becoming more customer-focused. In addition, customer response to the survey increased by one-third and represented our highest ever response rate to the survey.

				Based on these considerations, the C&BC assessed this result as below target or 80%.
Strategy	20%	Achievement of qualitative criteria related to establishing our 2012 trajectory, executing our data strategy and strengthening our business model	Results below qualitative criteria

Establish 2012 Trajectory: Results were below qualitative criteria. Our 2012 revenue guidance is about one point behind expectations. We expect mid to high single digit growth in North America, in particular, is sustainable, after we complete our MaxCV project. Expected margins of approximately 30% for 2012 are 100 basis points above 2009 and are on target with our expectations. Looking ahead to 2012, our expected performance is an improvement over 2011, with higher organic revenue growth, operating income and free cash flow, despite the higher investment behind MaxCV. This is a testament to the operating leverage of our business model, and provides a view into the potential for further acceleration in shareholder value as our top line improves.

Execute Data Strategy: Results were below qualitative criteria. We met or exceeded all of the key milestones on two of the three key components of our MaxCV plan, i.e., rationalizing our product portfolio and building a web service layer to enable faster and lower cost new product innovation. We did not meet all of the key milestones related to the third key component: building a new data supply chain to provide near real time data access for our customers. Under a revised project rollout plan, we now expect to have a fully functioning data supply chain (up and running) in one key market by the end of 2012 and at a total project cost of about $160 million. This is approximately $30 million above our previous expectations. Once the supply chain is functional in one market, the subsequent cut-over of all products across geographies to the new data supply chain is expected to occur over the course of 2013.

Company Goal	Weight	Incentive Target	Result	Assessment
Strengthen Business Model: Results met qualitative criteria. In concert with our MaxCV initiative, we have sunset several legacy products in order to rationalize our portfolio. In addition, we divested two product lines, Purisma and a small supply management consulting business, both of which had little synergy with the rest of D&B. In International, we took several steps to streamline our Asia Pacific operations and drive improved profitability. We made two strategic moves to strengthen our S&MS business in China: 1) we acquired MicroMarketing, a provider of both traditional database and online interactive marketing solutions in China, which enables us to grow our Chinese database by 2.5 million records and scale our operations in this market; and 2) we sold our market research business in China, which was low margin and not scalable. Finally, we made the decision to partner our Japanese business, similar to our arrangements in Europe. We reached an agreement to sell our share of the high cost domestic business in Japan to our partner, TSR, while we retain the high margin cross border segment. For 2012, despite the lost revenue, we expect the operating income contribution from Japan will be higher.

Based on these considerations, the C&BC assessed this overall result as below target or 65%.

(1)
For 2011, our core revenue before the effect of foreign exchange grew 5%. We used this measure in our annual cash incentive plan. Total revenue for 2011, in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, increased 3%, and core revenue was up 5%, both on a GAAP basis and before the effect of foreign exchange. See Schedule I to this proxy statement for a quantitative reconciliation of total and core revenue in accordance with GAAP and the total and core revenue before the effects of foreign exchange. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Form 10-K for the year ended December 31, 2011 for a discussion of why we use core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.
(2)
For 2011, our diluted EPS attributable to D&B Common Shareholders grew 10% and our operating income increased 4%, both before non-core gains and (charges). We used this measure in our annual cash incentive plan. On a GAAP basis for 2011, we reported an increase in diluted EPS attributable to D&B Common Shareholders of 6% and an increase in operating income of 4%. See Schedules II and III to this proxy statement for a quantitative reconciliation of reported diluted EPS attributable to D&B Common Shareholders growth and operating income in accordance with GAAP to diluted EPS attributable to D&B Common Shareholders growth and operating income before non-core gains and charges for the 2011 and 2010 fiscal years. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Form 10-K for the year ended December 31, 2011 for a discussion of why we use Diluted EPS and operating income before non-core gains and (charges) and why management believes this measure provides useful information to investors.

        During the year, management met with the C&BC quarterly at four separate meetings and finally in February 2012 to discuss its quantitative and qualitative assessment of company performance and the appropriate level of aggregate reward for that performance.

        Based on the overall quantitative and qualitative assessment of company performance as noted in the table above, the C&BC determined the final payout for 2011 company performance to be 81% of the target annual cash incentive opportunity. As noted earlier, under our annual cash incentive plan, the payout for company performance is combined with any positive or negative discretionary adjustments for individual performance and leadership to determine the final 2011 annual cash incentive payments to the named executive officers. The final 2011 awards approved by the C&BC did not include any adjustments for individual performance. The table below summarizes the final payouts to our named executive officers.

 2011 Annual Cash Incentive

		Award for Company Performance
				Final Award (as reported in "Summary Compensation Table" in "Non-equity Incentive Plan Compensation" column)
Executive Officer	Target	% of Target	Amount
Sara Mathew	$1,040,000	81%	$842,400	$842,400
Richard H. Veldran	$263,790	81%	$213,670	$213,670
Byron C. Vielehr	$361,250	81%	$292,613	$292,613
Emanuele A. Conti	$300,000	81%	$243,000	$243,000
Joshua L. Peirez	$360,000	81%	$291,600	$291,600
Anastasios G. Konidaris (1)	$221,850	81%	$179,699	$179,699
George I. Stoeckert (1)	$261,000	81%	$211,410	$211,410

(1)
The target incentive for both Messrs. Konidaris and Stoeckert reflect a pro rata annual bonus opportunity for their service from January 1 to July 31, 2011 at which time both named executive officers left the Company.

Long-term Equity Incentives

        For 2011, long-term equity incentive compensation represented the largest component of the total compensation awarded to our named executive officers. The equity compensation was comprised of a grant of stock options (50% of the total long-term incentive value) and a target performance-based restricted stock unit opportunity (the remaining 50% of the total long-term incentive value).

        In determining the amounts of the equity compensation awarded, the C&BC considered a variety of factors including: individual performance, competencies, skills, prior experiences, scope of responsibility and accountability within the organization, and our above median market pay positioning for variable pay versus comparable executive data in the compensation comparison group.

        2011 Stock Option Grant. As shown in the Grants of Plan Based Awards Table below, we granted stock options to each of the named executive officers on March 1, 2011. The stock option grants represent 50% of the total economic value of the 2011 equity-based compensation. These grants were approved by the C&BC at its meeting on February 22, 2011. The total economic value of the 2011 stock option grants made to the named executive officers was the same as or less than 2010 with the exception of Ms. Mathew, who received an increase of $250,000 in the value of stock option grants in recognition of her continued leadership and development in the role of Chairman and CEO, and Mr. Conti, who received an increase of $125,000 in the value of stock option grants in recognition of his promotion to Chief Administrative Officer.

        The timing of the March 1, 2011 stock option grants was on average twenty-two days later than the timing of previous years' annual grants. However, it was in keeping with our general practice of (1) having annual grants of stock options to all employees reviewed and approved by the C&BC at the start of the year (at the January or February meeting); and (2) setting the grant date associated with those options after our fourth quarter and year-end earnings release. Therefore, information about our most recent performance has been made public and that news is reflected in the stock price used to determine the exercise price of the stock options. In past years, the C&BC met as early as January to approve annual grants of stock options and set a grant date of five business days after our year-end earnings release, typically early February. In 2011, the C&BC met in February to approve all annual stock option grants and set a grant date of March 1, which was after our year-end earnings release and coincident with the grant date of our performance-based restricted stock units. Under this new approach, our Chairman and CEO was able to have a single conversation with each of the named executive officers about all annual equity grants made to such individual, including:

  •
  A stock option grant made as part of the current year's (2011) total compensation opportunity;

  •
  A performance-based restricted stock unit opportunity award to be paid in 2012 based on 2011 performance (see the "2011 Performance-based Restricted Stock Unit Opportunity" section of this proxy statement); and

  •
  A restricted stock unit grant made in 2011 for the prior year's (2010) performance (see the "2011 Restricted Stock Unit Grant" section of this proxy statement).

        This new approach to compensation planning is preferable to our practice in past years that split the conversation into two separate discussions. It is the Company's intention to follow this same timing in the future.

        The exercise price of the 2011 stock option grant is $80.45, which was the mean of high and low trading prices for D&B stock on the date of grant. All stock options vest in four equal installments commencing on the first anniversary of the grant and have a ten-year term. We believe that this vesting schedule and option term, in conjunction with our stock ownership guidelines, encourages long-term behavior and allows the executive to build ownership in D&B over time.

        2011 Performance-based Restricted Stock Unit Opportunity. At its meeting on February 22, 2011, the C&BC set a target dollar value for each named executive officer's restricted stock unit opportunity as set forth in the "Grants of Plan-based Awards Table." This dollar value represents the target dollar value of restricted stock units that our named executive officers could be awarded in 2012 based on attainment of the same company performance goals set forth under the annual cash incentive plan for 2011, including the Section 162(m) maximum generated by the pre-tax earnings formula as separately applied to the restricted stock unit opportunity. The maximum dollar award that our named executive officers may be awarded relative to their 2011 performance-based restricted stock unit opportunity was additionally capped by D&B's 3-year (2009-2011) total shareholder return, or TSR, performance versus that of the compensation comparison group and the S&P 500 (which we refer to as our external group) as follows:

D&B's 3-year (2009-2011) Total Shareholder Return (TSR) versus External Group	Maximum Award or Cap as % of Dollar Target
Less than 60th Percentile	100%
60th Percentile or Greater	Up to 200%

        Based on attainment of the goals in the annual cash incentive plan and D&B's 3-year (2009-2011) TSR performance, our named executive officers received awards of restricted stock units on March 1, 2012 as approved by the C&BC on February 22, 2012. The number of restricted stock units granted is determined by dividing the dollar value earned by the average fair market value (i.e., mean of high and low trading prices) of our common stock in a 30-day period prior to the C&BC meeting and approval date. Following the grant date, the restricted stock units are subject to time-based vesting as follows: 20% on the first anniversary of the grant, 30% on the second anniversary of the grant and 50% on the third anniversary of the grant.

        The performance-based restricted stock unit award earned for 2011 was granted after the conclusion of the fiscal year and will be reported in the "Outstanding Equity Awards at Fiscal Year-end Table" in our 2013 proxy statement. The target opportunity value is reflected in the "Summary Compensation Table." For each of the named executive officers, the awards of restricted stock units were as noted below:

Executive Officer	2011 Target Opportunity	Award as % of Target Opportunity	2012 Earned Award	Number of Restricted Stock Units Granted
Sara Mathew	$1,725,000	81%	$1,397,250	17,477
Richard H. Veldran	$175,000	81%	$ 141,750	1,773
Byron C. Vielehr	$375,000	81%	$ 303,750	3,799
Emanuele A. Conti	$212,500	81%	$ 172,125	2,152
Joshua L. Peirez	$375,000	81%	$ 303,750	3,799
Anastasios G. Konidaris (1)	$375,000	Not Applicable	Not Applicable	Not Applicable
George I. Stoeckert (1)	$450,000	Not Applicable	Not Applicable	Not Applicable

(1)
Messrs. Konidaris and Stoeckert were not eligible for a grant given they terminated their employment with the Company on July 31, 2011 of the performance year.

        2011 Restricted Stock Unit Grant. On February 22, 2011, the C&BC approved grants of restricted stock units based on each named executive officer's 2010 performance-based restricted stock unit opportunity. For 2010, the performance-based restricted stock unit grant for each of the named executive officers was as follows:

Executive Officer	2010 Target Opportunity	Award as % of Target Opportunity	2011 Earned Award	Number of Restricted Stock Units Granted
Sara Mathew	$1,600,000	95%	$1,520,000	18,023
Richard H. Veldran	$175,000	95%	$166,250	1,971
Byron C. Vielehr	$375,000	95%	$356,250	4,224
Emanuele A. Conti	$150,000	95%	$142,500	1,689
Joshua L. Peirez	$375,000	95%	$356,250	4,224
Anastasios G. Konidaris	$450,000	95%	$427,500	5,069
George I. Stoeckert	$450,000	90%	$406,125	4,815

        These awards were contingent on our 2010 performance against the same measures and performance goals that were used by the C&BC in determining payout under the 2010 annual cash incentive plan as described in our 2011 proxy statement. Since 2010 performance fell below the incentive targets set for that year, awards as a percentage of opportunity were 95% or less as discussed in more detail in our 2011 proxy statement.

        These restricted stock units are subject to the same vesting schedule as the restricted stock unit grants described above: 20% on the first anniversary of the grant, 30% on the second anniversary of the grant and 50% on the third anniversary of the grant. These grants are reflected in the "Outstanding Equity Awards at Fiscal Year-end Table."

Employment Agreements

        None of the named executive officers, including our CEO, have an employment agreement with the Company.

Tax Deductibility

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain officers unless certain specific and detailed criteria are satisfied. The C&BC believes that it is generally desirable and in the best interests of D&B to deduct compensation payable to our named executive officers. The C&BC considers the anticipated tax treatment to D&B and our named executive officers in its review and establishment of compensation programs and payments. The annual cash incentive program described above is intended to comply with the performance-based exemption available under Section 162(m) in order to enhance the likelihood that these amounts will be fully deductible. Compensation resulting from the exercise of stock options is also deductible, without regard to Section 162(m). However, notwithstanding the C&BC's efforts, no assurance can be given that compensation will be fully deductible under Section 162(m). In certain instances the C&BC has determined that it will not necessarily seek to limit compensation to pay that is only deductible under Section 162(m).

Section 409A of the Internal Revenue Code

        Section 409A of the Internal Revenue Code places a number of restrictions on non-qualified deferred compensation plans such as our Key Employees' Non-qualified Deferred Compensation Plan, Executive Retirement Plan, severance plan and change in control agreements. The key restrictions include a six-month delay in the receipt of certain non-qualified payments upon termination and limiting an executive's ability to make changes in the timing and payment options. As a result, certain benefits discussed in this proxy statement may be subject to a six-month delay.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

        The C&BC has reviewed and discussed with management of D&B the Compensation Discussion & Analysis section of this proxy statement. Based on our review and discussions, we recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion & Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Compensation & Benefits Committee

Michael R. Quinlan, Chairman
John W. Alden
Christopher J. Coughlin
Michael J. Winkler

February 22, 2012

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned by or paid to our Chairman and CEO, each individual serving as Chief Financial Officer during any part of 2011, each of our other three most highly compensated executive officers and one other individual, for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2011, by the Company and our subsidiaries with respect to the fiscal year ended December 31, 2011. All of these individuals are collectively referred to as the named executive officers. For those who were also named executive officers in either of the two prior years, compensation earned or paid for fiscal years ending December 31, 2010, and December 31, 2009, is similarly provided.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-equity Incentive Plan Compensation ($)(1)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)(9)(10)	Total ($)
Sara Mathew (11)	2011	800,000	0	1,725,000	1,262,946	842,400	1,988,073	48,503	6,666,922
Chairman and Chief Executive Officer	2010	750,000	0	1,600,000	975,902	926,250	1,318,422	14,765	5,585,339
("Principal Executive Officer")	2009	600,000	0	1,000,000	820,940	476,100	1,318,313	5,250	4,220,603
Richard H. Veldran (12)	2011	361,250	0	175,000	127,587	213,670	586,618	22,178	1,486,303
Senior Vice President and Chief
Financial Officer ("Principal
Financial Officer")
Byron C. Vielehr (13)	2011	425,000	0	375,000	274,553	292,613	928,696	137,733	2,433,595
President, North America	2010	425,000	0	1,362,022	229,295	343,188	473,730	17,254	2,850,489
	2009	425,000	0	375,000	307,032	249,263	240,510	3,719	1,600,524
Emanuele A. Conti (14)	2011	400,000	0	212,500	155,042	243,000	712,343	435,954	2,158,839
Chief Administrative Officer &
President, International
Joshua L. Peirez (15)	2011	450,000	0	375,000	274,553	291,600	249,885	40,262	1,681,300
President, Global Product, Marketing	2010	136,363	360,000	1,361,305	202,883	0	0	5,019	2,065,570
and Innovation
Anastasios G. Konidaris (16)	2011	262,500	0	375,000	274,553	179,699	453,884	147,570	1,693,206
Former Chief Financial Officer	2010	450,000	0	450,000	274,035	363,375	544,203	8,100	2,089,713
("Principal Financial Officer")	2009	441,667	0	450,000	364,125	263,925	297,790	3,500	1,821,007
George I. Stoeckert (17)	2011	291,667	0	450,000	329,464	211,410	0	237,146	1,519,687
Former President, North America	2010	500,000	150,000	450,000	274,035	406,125	229,460	5,373	2,014,993
	2009	250,000	225,000	753,450	821,465	0	0	0	2,049,915

(1)
The amounts shown have not been reduced by any deferrals in 2011, 2010, or 2009 that the named executive officers may have made under qualified or non-qualified deferred compensation plans offered by D&B.
(2)
Mr. Peirez received a sign-on bonus when hired on September 13, 2010. As part of his employment offer, Mr. Stoeckert received a guaranteed bonus representing the pro rata amount of his annual bonus in 2009 and a special cash award in 2010.
(3)
The value shown represents the opportunity at target for an award of restricted stock units upon conclusion of the performance period as described above in our CD&A. The performance period is fiscal year 2011.
(4)
For Messrs. Vielehr, Peirez and Stoeckert, the values shown also include the grant date fair value as calculated in accordance with GAAP, without regard to our forfeiture assumptions for the following awards. The value for restricted stock units granted to Mr. Vielehr on August 4, 2010 is $987,022, the value for restricted stock units granted to Mr. Peirez on September 13, 2010 is $986,305, and the value of the restricted stock granted to Mr. Stoeckert on July 1, 2009 is $528,450. For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11. Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Form 10-K for the fiscal year ending December 31, 2010.
(5)
Amounts shown represent the aggregate grant date fair value of each year's awards, as calculated in accordance with GAAP, without regard to our forfeiture assumptions. For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11. Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Form 10-K for the fiscal years ending December 31, 2011, December 31, 2010, and December 31, 2009. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

(6)
The amounts shown represent non-equity incentive plan payments received by the named executive officers pursuant to our cash incentive plan during the applicable year. For 2011, these cash awards were earned in the 2011 performance year and paid on March 15, 2012. All awards were 81% of their target annual cash incentive opportunity.
(7)
Amounts represent the aggregate increase in the actuarial value of the named executive officers' qualified and non-qualified defined benefit plans accrued during the applicable year. These plans include the D&B Retirement Account Plan, the Pension Benefit Equalization Plan, and the Executive Retirement Plan. In 2011, 2010 and 2009, no executive received above-market or preferential earnings on non-qualified deferred compensation plan benefits. The actuarial value for Mr. Stoeckert decreased by $229,460 as a result of his July 31, 2011 termination.
(8)
The amounts shown include our aggregate annual contributions for the account of each named executive officer under our tax qualified defined contribution plan, the D&B 401(k) Plan. In 2011, these amounts also include a one-time, supplemental employer match based on company performance. This same supplemental match was provided to all other participants in the D&B 401(k) Plan.
(9)
The terms of the restricted stock units granted to the named executive officers provide for the accrual of dividends based on the same rate established from time to time for our common stock, settled in shares at the time the restrictions lapse on the corresponding restricted stock units. For 2011 and 2010, amounts shown include accrued dividends on restricted stock unit grants.
(10)
We do not offer perquisites or other personal benefits to our named executive officers in excess of those offered to all employees generally.
(11)
Included in the All Other Compensation for Ms. Mathew is a $1,000 team contest award.
(12)
The 2011 salary for Mr. Veldran represents a pro rata amount of (i) $335,000, which was his salary from January 1, 2011 through May 31, 2011, and (ii) $380,000 from June 1, 2011 through December 31, 2011. His Non-equity Incentive Plan Compensation 2011 amount represents the earned amount on his pro rata target opportunity. Included in the All Other Compensation is a $1,000 team contest award.
(13)
Included in the All Other Compensation for Mr. Vielehr is $98,302 related to relocation costs incurred beyond the Company's normal one year reimbursement period. This represents $53,653 for fees and home sale closing costs and $44,649 for tax assistance.
(14)
Included in the All Other Compensation for Mr. Conti is $203,714 for tax-equalization and $102,393 for tax assistance related to his 2009 – 2010 international assignment, $74,067 for relocation and $24,214 for tax assistance at the conclusion of his international assignment and a $250 team contest award.
(15)
The 2010 salary for Mr. Peirez represents the amount earned from his date of employment on September 13, 2010.
(16)
With his termination effective July 31, 2011, Mr. Konidaris was no longer an executive officer of the Company. The 2011 salary for Mr. Konidaris represents the amount earned from January 1, 2011 through July 31, 2011. The 2009 salary for Mr. Konidaris represents the pro rata amount earned of $400,000 from January 1, 2009 through February 28, 2009, and $450,000 from March 1, 2009 through December 31, 2009. Included in the All Other Compensation for Mr. Konidaris is the Career Transition Plan salary continuation ($129,200) and a payment for accrued but unused vacation time through his termination date ($9,519).
(17)
With his termination effective July 31, 2011, Mr. Stoeckert was no longer an executive officer of the Company. The 2011 salary for Mr. Stoeckert represents the amount earned from January 1, 2011 through July 31, 2011. Included in the All Other Compensation for Mr. Stoeckert is the Career Transition Plan salary continuation ($208,333) and a payment for accrued but unused vacation time through his termination date ($25,000). The 2009 salary for Mr. Stoeckert represents the amount earned from his date of employment on July 1, 2009.

        In connection with the Summary Compensation Table, the following chart indicates the proportion of base salary, non-equity incentive plan compensation, and stock and option awards for 2011 for each of the named executive officers separately as a percentage of their respective total compensation. The following table is intended to supplement and not replace the Summary Compensation Table:

Salary, Non-equity Incentive Plan Compensation, and Stock and Option Awards as a Percent of
Total Compensation (excluded from the amounts and percentages below, but included in total compensation, are the values in the "Bonus," "Change in Pension Value and
Non-qualified Deferred Compensation Earnings" and "All Other Compensation" columns)

	Salary		Non-equity Incentive Plan Compensation		Stock & Option Awards		Total Compensation
Name	$	%	$	%	$	%	$	%
Sara Mathew	800,000	12.0%	842,400	12.6%	2,987,946	44.8%	6,666,922	100%
Richard H. Veldran	361,250	24.3%	213,670	14.4%	302,587	20.4%	1,486,303	100%
Byron C. Vielehr	425,000	17.5%	292,613	12.0%	649,553	26.7%	2,433,595	100%
Emanuele A. Conti	400,000	18.5%	243,000	11.3%	367,542	17.0%	2,158,839	100%
Joshua L. Peirez	450,000	26.8%	291,600	17.3%	649,553	38.6%	1,681,300	100%
Anastasios G. Konidaris	262,500	15.5%	179,699	10.6%	649,553	38.4%	1,693,206	100%
George I. Stoeckert	291,667	19.2%	211,410	13.9%	779,464	51.3%	1,519,687	100%

56

GRANTS OF PLAN-BASED AWARDS TABLE

        The following table sets forth a summary of all grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2011:

							All Other Stock Awards: Number of Shares of Stock or Units (#) (4)
			Estimated Possible Payouts Under Non-equity Incentive Plan Awards (2)						Grant Date Fair Value of Stock and Option Awards ($) (6)
					Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Option Awards: Number of Securities Underlying Options (#) (5)
										Exercise or Base Price of Option Awards ($/sh) (7)	DNB Closing Price on Grant Date ($/sh)
Name	Grant Date (1)	Committee Approval Date (1)	Target ($)	Maximum ($)	Target ($)	Maximum ($)
Sara Mathew	01/01/2011	12/15/2010	1,040,000	2,080,000
	03/01/2011	2/22/2011						78,200	1,262,946	80.45	79.80
		2/22/2011			1,725,000	3,450,000
Richard H. Veldran (8)	01/01/2011	2/22/2012	263,790	527,580
	03/01/2011	2/22/2011						7,900	127,587	80.45	79.80
		2/22/2011			175,000	350,000
Byron C. Vielehr	01/01/2011	12/15/2010	361,250	722,500
	03/01/2011	2/22/2011						17,000	274,553	80.45	79.80
		2/22/2011			375,000	750,000
Emanuele A. Conti	01/01/2011	12/15/2010	300,000	600,000
	03/01/2011	2/22/2011						9,600	155,042	80.45	79.80
		2/22/2011			212,500	425,000
Joshua L. Peirez	01/01/2011	12/15/2010	360,000	720,000
	03/01/2011	2/22/2011						17,000	274,553	80.45	79.80
		2/22/2011			375,000	750,000
Anastasios G. Konidaris (9)	01/01/2011	12/15/2010	221,850	443,700
	03/01/2011	2/22/2011						17,000	274,553	80.45	79.80
		2/22/2011			375,000	750,000
George I. Stoeckert (9)	01/01/2011	12/15/2010	261,000	522,000
	03/01/2011	2/22/2011						20,400	329,464	80.45	79.80
		2/22/2011			450,000	900,000

(1)
The annual grant process for stock options and restricted stock units is discussed above in our "Compensation Discussion & Analysis," or CD&A.
(2)
The amounts shown represent the range of non-equity incentive opportunities for each named executive officer under our CEIP. A detailed description of these non-equity plan-based awards is set forth above in our CD&A.
(3)
For 2011, each named executive officer had the opportunity to be awarded a grant of restricted stock units after the conclusion of the fiscal year as described above in our CD&A including the discretionary adjustment component for individual performance. The 2011 performance-based restricted stock unit opportunity was a target opportunity expressed in dollars, not a number of units, as noted in the table above. Awards were determined by the C&BC at its meeting on February 22, 2012; the dollar value and number of units actually granted for each named executive officer's award is noted in our CD&A above. The target opportunity is included in the "Stock Awards" column of the "Summary Compensation Table."
(4)
Restricted stock units granted in 2011 in connection with the 2010 performance period, as discussed in the CD&A, were reflected as the target opportunity value in the Summary Compensation Table for 2010 and are included in the Outstanding Equity Table. There were no other stock awards granted.

The 2011 restricted stock unit awards vest as follows: 20% on the first anniversary of the date of grant, an additional 30% on the second anniversary of the date of grant and the remaining 50% on the third anniversary of the date of grant.

If the named executive officer's employment with D&B terminates for any reason prior to the first anniversary of the grant date or for any reason (excluding death, disability or retirement) after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested restricted stock units. If a named executive officer is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested restricted stock units become fully vested as of the termination date. The grants for Messrs. Konidaris and Stoeckert were forfeited upon their termination of employment on July 31, 2011.

(5)
On February 22, 2011, the C&BC approved stock option grants to each of our named executive officers under our 2009 SIP. All stock options are non-qualified, become exercisable in four equal installments commencing on the first anniversary of the date of grant, and have an expiration date of ten years from the date of grant.
  If a named executive officer's employment with D&B terminates for any reason other than death, disability or retirement, any exercisable option may only be exercised during the 90-day period following the date of termination under our 2009 SIP. If a named executive officer's employment is terminated for death or disability after the first anniversary of the date of grant, the option will immediately vest in full and may thereafter be exercised during the lesser of five years following the date of termination or the original expiration date. If a named executive officer retires after the first anniversary of the date of grant, unvested stock options will continue to vest and unexercised vested options may be exercised during the shorter of the remaining term of the options or five years after the date of termination. The grants for Messrs. Konidaris and Stoeckert were forfeited upon their termination of employment on July 31, 2011.

(6)
Amounts shown represent the grant date fair value, as calculated in accordance with GAAP, without regard to our forfeiture assumptions. For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11. Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Form 10-K for the fiscal year ending December 31, 2011. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.
(7)
In accordance with our 2009 SIP, all stock options have an exercise price equal to the mean of the high and low trading prices of D&B common stock on the date of grant.
(8)
The incentive target for Mr. Veldran reflects a pro rata target for the year. As approved by the C&BC on December 15, 2010, Mr. Veldran's incentive target as of January 1, 2011 was $234,500. After a transitional period, the C&BC on February 22, 2012 approved an increase in Mr. Veldran's incentive target to $285,000 effective June 1, 2011 which was the date of his promotion to Chief Financial Officer.
(9)
The non-equity incentive targets for Messrs. Konidaris and Stoeckert represent the January 1, 2011–July 31, 2011 portion of the full year target approved by the C&BC. The equity incentive plan awards were forfeited upon their July 31, 2011 termination of employment from the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table sets forth a summary of all outstanding equity awards held by each of our named executive officers as of December 31, 2011:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sara Mathew	02/12/2003	56,500	0	34.165	02/12/2013
	02/09/2004	54,300	0	53.300	02/09/2014
	02/25/2005	43,000	0	60.535	02/25/2015
	02/09/2006	35,100	0	71.275	02/09/2016
	02/08/2007	33,200	0	88.040	02/08/2017
	03/01/2007	50,000	0	88.330	03/01/2017
	02/06/2008	33,525	11,175	88.365	02/06/2018
	02/04/2009	25,000	25,000	79.580	02/04/2019
	02/11/2010	17,450	52,350	70.540	02/11/2020
	03/01/2011	0	78,200	80.450	03/01/2021
	03/04/2009					5,986
	03/01/2010					6,875
	03/01/2011					18,023
							2,311,050
Richard H. Veldran	02/09/2004	1,800	0	53.300	02/09/2014
	02/25/2005	4,300	0	60.535	02/25/2015
	02/09/2006	7,000	0	71.275	02/09/2016
	02/09/2006	5,200	0	71.275	02/09/2016
	02/08/2007	4,200	0	88.040	02/08/2017
	02/06/2008	3,675	1,225	88.365	02/06/2018
	02/04/2009	4,350	4,350	79.580	02/04/2019
	02/11/2010	1,900	5,700	70.540	02/11/2020
	03/01/2011	0	7,900	80.450	03/01/2021
	03/04/2009					762
	03/01/2010					1,203
	03/01/2011					1,971
							294,531
Byron C. Vielehr	08/02/2005	48,300	0	63.870	08/02/2015
	02/09/2006	14,300	0	71.275	02/09/2016
	02/08/2007	13,500	0	88.040	02/08/2017
	02/06/2008	12,600	4,200	88.365	02/06/2018
	02/04/2009	9,350	9,350	79.580	02/04/2019
	02/11/2010	4,100	12,300	70.540	02/11/2020
	03/01/2011	0	17,000	80.450	03/01/2021
	03/04/2009					2,245
	03/01/2010					2,578
	08/04/2010					14,340
	03/01/2011					4,224
							1,750,049
Emanuele A. Conti	06/30/2003	5,134	0	41.070	06/30/2013
	02/09/2004	1,500	0	53.300	02/09/2014
	02/25/2005	3,900	0	60.535	02/25/2015
	02/09/2006	2,800	0	71.275	02/09/2016
	02/08/2007	2,600	0	88.040	02/08/2017
	02/06/2008	2,775	925	88.365	02/06/2018
	02/04/2009	2,800	2,800	79.580	02/04/2019
	02/11/2010	1,625	4,875	70.540	02/11/2020
	03/01/2011	0	9,600	80.450	03/01/2021
	03/04/2009					567
	03/01/2010					1,121
	12/15/2010					6,580
	03/01/2011					1,689
							745,082
Joshua L. Peirez	09/13/2010	4,100	12,300	68.780	09/13/2020
	03/01/2011	0	17,000	80.450	03/01/2021
	09/13/2010					11,472
	03/01/2011					4,224
							1,174,532

        Pursuant to the terms of our 2000 and 2009 Stock Incentive Plans, upon their termination of employment on July 31, 2011, Messrs. Konidaris and Stoeckert forfeited all rights to and interests in their unvested restricted stock, restricted stock units and stock options. Any vested stock options remained exercisable during the 30-day period following the date of termination for awards under the 2000 SIP (granted before May 5, 2009) or 90-day period following the date of termination for awards under our 2009 SIP (granted on or after May 5, 2009).

(1)
Stock options granted to the named executive officers prior to February 9, 2004 become exercisable in three equal annual installments commencing on the third anniversary of the date of grant. Stock options granted to the named executive officers on or after February 9, 2004 become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. If employment terminates for any reason other than death, disability or retirement, any exercisable option may only be exercised during the 30-day period following the date of termination under the 2000 SIP (awards granted before May 5, 2009) or 90-day period under our 2009 SIP (awards granted on or after May 5, 2009). If employment is terminated for death or disability after the first anniversary of the date of grant, the option will immediately vest in full and may thereafter be exercised during the lesser of five years following the date of termination or the original expiration date. If a named executive officer retires after the first anniversary of the date of grant, unvested stock options will continue to vest and unexercised vested options may be exercised during the lesser of the remaining term of the options or five years after the date of termination.
(2)
Grants of restricted stock and restricted stock units vest 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and the remaining 50% on the third anniversary of the grant date. The only exceptions are the August 4, 2010 grant for Byron Vielehr and the December 15, 2010 grant for Emanuele Conti, which will vest 50% on the third anniversary of the date of grant, 25% on the fourth anniversary of the date of grant and 25% on the fifth anniversary of the date of grant. If the named executive officer's employment with D&B terminates for any reason prior to the first anniversary of the grant date or for any reason (excluding death, disability or retirement) on or after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested restricted stock or restricted stock units. If a named executive officer is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested stock or stock units become fully vested as of the termination date.

 OPTION EXERCISES AND STOCK VESTED TABLE

        The following table sets forth the number of shares acquired and the value realized by the named executive officers upon the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Sara Mathew	175,000	5,899,500	11,070	770,004
Richard H. Veldran	0	0	1,494	122,307
Byron C. Vielehr	0	0	4,331	355,213
Emanuele A. Conti	0	0	1,714	142,699
Joshua L. Peirez	0	0	2,923	183,404
Anastasios G. Konidaris	16,600	60,410	4,041	330,879
George I. Stoeckert	0	0	2,345	179,578

(1)
The terms of the restricted stock units granted to the named executive officers provide for the accrual of dividends based on the same rate established from time to time for our common stock, settled in shares at the time the restrictions lapse on the corresponding restricted stock units. Amounts shown include the accrued dividends on restricted stock unit grants.

PENSION BENEFITS TABLE

        The following table sets forth a summary of the defined benefit pension benefits for each named executive officer as of December 31, 2011:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Sara Mathew	Executive Retirement Plan	10.0	7,524,423	0
	Pension Benefit Equalization Plan	4.8	277,351	0
	Retirement Account	4.8	95,005	0
Richard H. Veldran	Executive Retirement Plan	8.3	1,506,921	0
	Pension Benefit Equalization Plan	2.8	18,516	0
	Retirement Account	2.8	40,278	0
Byron C. Vielehr	Executive Retirement Plan	6.5	2,318,987	0
	Pension Benefit Equalization Plan	0.9	18,005	0
	Retirement Account	0.9	19,451	0
Emanuele A. Conti	Executive Retirement Plan	8.6	1,703,830	0
	Pension Benefit Equalization Plan	3.0	23,658	0
	Retirement Account	3.0	44,846	0
Joshua L. Peirez	Executive Retirement Plan	1.3	249,885	0
	Pension Benefit Equalization Plan	0.0	0	0
	Retirement Account	0.0	0	0
Anastasios G. Konidaris	Executive Retirement Plan	6.5	1,737,002	0
	Pension Benefit Equalization Plan	1.3	12,036	0
	Retirement Account	1.3	24,519	0
George I. Stoeckert	Executive Retirement Plan	2.1	0	0
	Pension Benefit Equalization Plan	0.0	0	0
	Retirement Account	0.0	0	0

        Our pension plans for executives are as follows:

  •
  A tax qualified cash balance pension plan, referred to as the Retirement Account;

  •
  A non-qualified excess benefit plan, referred to as the Pension Benefit Equalization Plan, or PBEP; and

  •
  The Executive Retirement Plan, or ERP.

        The above plans were either frozen or closed as described below in the summary for each plan.

        Under the Retirement Account and PBEP, years of credited service are counted starting one year after date of hire. Under the ERP, years of credited service are counted as of the date of hire to ensure that the named executive officer can attain a competitive retirement benefit at normal retirement age.

The following actuarial assumptions were used in the calculation of the benefits in the Pension Benefits Table:

  •
  The present value of the accumulated benefit column reflects the value of the accrued pension benefit payable at normal retirement under each plan in which the executive participates as of December 31, 2011;

  •
  Normal retirement is defined as age 65 in the Retirement Account and PBEP. The ERP does not define normal retirement so the values reflect payment at the first age at which unreduced benefits are payable from the plan or age 55;

  •
  The interest rate as of December 31, 2011 was 4.05% and the mortality is based on the RP2000 Healthy Annuitant table projected to 2019 mortality; and

  •
  Present values at assumed retirement ages are discounted to each individual's current age using an interest only discount with no mortality.

        Normal forms of payment have been reflected for each plan unless the named executive officer has elected a lump sum in either the PBEP or ERP. Mr. Vielehr has a lump-sum election in effect for both the PBEP and ERP. The interest rates used to value the lump sum at the assumed retirement date are the December 2011 Code section 417(e) segment rates and the mortality assumption is the Code section 417(e) mortality table for 2012 per plan provisions.

        Retirement Account. The Retirement Account was frozen for all of our employees effective July 1, 2007 and the plan was closed to new participants. The accrued benefit in the Retirement Account for all non-vested participants active as of June 30, 2007 became 100% vested. As a result of the pension freeze, no additional benefits have accrued under the Retirement Account, although existing balances will continue to accrue interest.

        The Retirement Account's normal retirement age is 65, although participants age 55 or older with at least ten years of service can elect to retire early. Upon termination of employment, a vested participant can elect to immediately receive 50% of his or her benefit as a lump sum or annuity, with the residual 50% being paid at age 55 or later. In addition, if a participant meets the requirements for an Early or Normal Retirement, the participant can elect to receive 50% of his or her benefit as a lump sum and the remainder as an annuity or his or her entire benefit as an annuity. The single life annuity option provides the highest monthly dollar amount under the Retirement Account. A participant can elect other annuity options that provide lower monthly dollar amounts because they are reduced to provide participants with an actuarial equivalent value.

        Pension Benefit Equalization Plan. Effective July 1, 2007, the PBEP was also frozen for all of our employees and the plan was closed to new participants. As a result of the freeze, no additional benefits will accrue under this plan, although existing balances will continue to accrue interest.

        Executive Retirement Plan. The ERP was offered to our key management employees designated by our Chief Executive Officer who are responsible for the management, growth or protection of our business. Effective January 1, 2011, the plan became closed to new participants. The C&BC made this decision after a review of market practice and in light of trends in good governance. Current participants will continue to accrue a benefit in accordance with plan rules. The ERP provides a target annual benefit equal to 4% of a participant's average final compensation (salary plus actual cash incentive) for each of the first 10 years of service to a maximum benefit percentage of 40% of the participant's average final compensation. This benefit is reduced by 15% for vested participants who leave prior to age 55 or who were age 50 or over as of July 1, 2007. Average final compensation is equal to the participant's highest consecutive 60 months of compensation out of his or her last 120 months. A participant is 100% vested in the applicable benefit upon completion of five years of participation in the plan.

        The target annual benefit payment from the ERP is offset by any pension benefits earned in the Retirement Account, PBEP or any other pension plan sponsored by D&B or one of its affiliates and the participant's estimated Social Security retirement benefit. Compensation used in determining the ERP benefit includes base salary, cash bonus payments, commissions, bonus buyouts as a result of job changes and lump-sum payments in lieu of merit increases. The normal form of benefit payment under the ERP is a Straight Life Annuity for single participants and a fully subsidized joint and 50% survivor annuity for married participants. However, participants have the option to elect to receive a portion of their benefit as a lump-sum payment. The lump-sum election is only valid if the participant remains employed by D&B for 12 consecutive calendar months following the date of his or her election.

        The interest rates used to value the lump sum at the assumed retirement date are the December 2011 Code section 417(e) segment rates and the mortality assumption is the Code section 417(e) mortality table for 2012. Benefit payments under the ERP begin on the later of attainment of age 55 or the first of the month following the date a participant retires. If a participant dies while actively employed, his or her spouse is entitled to receive 50% of the benefit that otherwise would have been payable to the participant at age 55. If a participant dies while receiving benefit payments, the surviving spouse receives a benefit equal to 50% of what the participant was receiving. In the event a participant becomes totally and permanently disabled, he or she will receive annual disability payments equal to 60% of his or her compensation offset by any other disability income the participant is receiving.

 NON-QUALIFIED DEFERRED COMPENSATION TABLE

        The following table sets forth a summary of the non-qualified deferred compensation benefits of each named executive officer as of December 31, 2011:

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($)
Sara Mathew	Key Employees' Non-qualified Deferred Compensation Plan	897,086	0	145,743	0	5,087,140
Richard H. Veldran	Key Employees' Non-qualified Deferred Compensation Plan	0	0	(5,185)	0	284,609
Byron C. Vielehr	Key Employees' Non-qualified Deferred Compensation Plan	0	0	0	0	0
Emanuele A. Conti	Key Employees' Non-qualified Deferred Compensation Plan	40,000	0	(1,687)	0	140,469
Joshua L. Peirez	Key Employees' Non-qualified Deferred Compensation Plan	0	0	0	0	0
Anastasios G. Konidaris	Key Employees' Non-qualified Deferred Compensation Plan	0	0	0	0	0
George I. Stoeckert	Key Employees' Non-qualified Deferred Compensation Plan	0	0	0	0	0

        Key Employees' Non-qualified Deferred Compensation Plan. The Key Employees' Non-qualified Deferred Compensation Plan, or NQDCP, is a voluntary plan which allows participants to defer, in 5% increments, up to 75% of their base salary and 100% of their annual cash incentive payments or restricted stock unit awards. Participants may elect to enroll in the NQDCP each calendar year, but once their elections are made they are irrevocable for the covered year. Participants can elect to invest their deferrals in the same investment funds that are offered in our 401(k) Plan. Participants can elect to transfer their balances among other funds on a daily basis subject to our Insider Trading Policy. All amounts deferred by our named executive officers in prior years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, provided the individual was a named executive officer for that year for purposes of the SEC's executive compensation disclosure.

        At the time the participant elects to enroll he or she must also indicate the timing of the distribution of his or her deferral. Participants may elect to receive their payments at a specified time period following their deferral (deferral must be for a minimum of three years) or upon their termination of employment. Distributions paid for a specified time period deferral are paid in a lump sum. Distributions paid upon termination can be paid in a lump sum, five annual installments or ten annual installments. In addition, lump-sum payments are made in the event of a participant's death or disability and upon a change in control of D&B.

        The investment earnings received are based on the performance of their selected investment funds noted in the following table:

Investment Fund Option	2011 Annual Return
BTC Balanced Index	4.73%
BTC International Equity Index	-11.83%
BTC Mid and Small Cap Index	-3.50%
BTC S&P 500 Index	2.19%
Black Rock Small Cap Growth	0.22%
Fidelity Blue Chip Growth	-2.56%
Fidelity Diversified International	-13.62%
Fidelity Equity Income	-4.54%
Fidelity Low Price Stock	0.06%
Munder Mid Cap Core Growth	-0.77%
Northern Small Cap Value	-0.61%
Perkins Mid Cap Value	-2.43%
PIMCO Total Return	4.16%
Stable Value Fund	3.06%
D&B Stock Fund	-6.85%
BTC LifePath Retirement	4.37%
BTC LifePath 2015	3.20%
BTC LifePath 2020	1.86%
BTC LifePath 2025	0.73%
BTC LifePath 2030	-0.09%
BTC LifePath 2035	-0.95%
BTC LifePath 2040	-1.73%
BTC LifePath 2045	-2.55%
BTC LifePath 2050	-3.28%

OVERVIEW OF CHANGE IN CONTROL,
SEVERANCE AND OTHER ARRANGEMENTS

Change in Control

        Each of our named executive officers is a party to a change in control agreement that provides for certain benefits upon an actual or constructive termination of employment in connection with a change in control of D&B.

        Change in Control Agreement. If, within twenty-four months following a change in control, the named executive officer is terminated other than for cause or by reason of death or disability, or the named executive officer terminates his or her employment for good reason (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), the named executive officer shall be entitled to receive:

  •
  a lump-sum payment equal to three times the sum of base salary and the annual target cash incentive then in effect;

  •
  continuation of health and life benefits for three years;

  •
  outplacement consulting in an amount equal to the lesser of 20% of the sum of the executive's base salary plus the annual target cash incentive then in effect and $100,000;

  •
  an additional three years of credited service (with total service not to exceed 10 years) and inclusion of the lump-sum payment described above in calculating the accrued benefits under the ERP;

  •
  a prorated annual target cash incentive for the year in which the change in control occurs and a full target cash incentive for all other cash incentive plans in effect at the time of termination including performance-based restricted stock unit opportunity; and

  •
  payment of any excise taxes due in respect of the foregoing benefits (only for executives hired before July 1, 2010).

        After a review of market trends and consideration of its value within the context of the objectives of our executive compensation program, effective July 1, 2010, the C&BC approved the elimination of the excise tax payment prospectively for any new change in control agreements entered into between the Company and newly appointed executive officers.

        Stock Incentive Plan. According to our 2009 Stock Incentive Plan, in the event of a change in control and unless otherwise specified in an award agreement, equity in the form of unvested options becomes immediately vested and exercisable, restrictions on restricted stock and restricted stock units immediately lapse and other equity awards become payable as if targets for the current period were met at 100%.

        Executive Retirement Plan and Pension Benefit Equalization Plan. In addition, upon a change in control, all participants under the ERP would receive a minimum 20% benefit, and the payment of all benefits under both the ERP and PBEP must be made within 30 days of a change in control.

Severance Arrangements

        Career Transition Plan. Each of our named executive officers participates in the Career Transition Plan, or CTP.

        The CTP generally provides for the payment of benefits if an eligible executive's employment terminates by reason of a reduction in force, job elimination, unsatisfactory performance (not constituting cause, as defined in the CTP) or a mutually agreed-upon resignation. The CTP does not apply to terminations of employment in connection with the sale of stock or assets, or an elimination or reduction of operations in connection with an outsourcing or merger (or other combination, spin-off, reorganization or other similar transaction) if an offer of employment at a comparable base salary is made to the employee by the surviving or acquiring entity.

        In the event of an eligible termination, a named executive officer will be paid 40 to 52 weeks of base salary continuation at the rate in effect at the time of termination (half these number of weeks if the executive is terminated by D&B for unsatisfactory performance not constituting cause), payable on the dates the executive's salary would have been paid if employment had not terminated. For the named executive officers, all of whom earn base salaries in excess of $300,000, the number of weeks of base salary continuation is based on years of service with the Company at the time of termination: less than five years, 40 weeks; five years but less than ten years, 48 weeks; and ten years or more, 52 weeks.

        In addition, the executive will receive continued medical and dental insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being provided by D&B. Should the executive obtain reemployment prior to the conclusion of the salary continuation period, only 50% of the remaining base salary continuation would be paid to the executive as a lump sum.

        Except in the case of a termination by D&B for unsatisfactory performance, the executive also will receive a prorated portion of the actual cash incentive for the year of termination that otherwise would have been payable to the executive under the annual cash incentive plan. To be eligible, the executive must be employed for at least six full months during the calendar year of termination.

        The Company's Plan Benefits Committee has delegated authority to our Chief Administrative Officer, or, in the event no one holds such title, our Chief Human Resources Officer, to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible executive under the CTP. Any increase or reduction of severance benefits paid to a named executive officer requires consultation with the Company's General Counsel.

Detrimental Conduct Program

        We maintain a detrimental conduct program which, upon receipt of an equity-based award, requires participants, including the named executive officers, to sign a detrimental conduct agreement. That agreement requires participants to return a portion of the amounts received pursuant to such award if, during their employment and for one year thereafter (two years in the case of named executive officers), they engage in "detrimental conduct." Included in the definition of detrimental conduct are working for a competitor, disclosing confidential D&B information and acting otherwise than in the interests of D&B. The detrimental conduct agreements also provide D&B with the right to seek injunctive relief should the employee engage in detrimental conduct. Participants who do not sign a detrimental conduct agreement forfeit their equity-based award.

Potential Post-employment Compensation Table

        The following table summarizes the potential post-employment compensation that is or may become payable to our named executive officers pursuant to the plans and arrangements described above upon an actual or constructive termination of the named executive officer's employment or a change in control of D&B. The information set forth in the following table is calculated using the assumptions listed below, and the triggering events are defined in the applicable plans and agreements. The amounts shown represent summary estimates for the various components based on these assumptions and do not reflect any actual payments to be received by the named executive officers. The components that may be applicable in calculating the post-employment compensation amount include:

  •
  Payments related to base salary and target cash bonus;

  •
  Payments related to vested and unvested stock options and outstanding restricted stock and restricted stock units;

  •
  Payments related to retirement benefits such as the ERP and PBEP;

  •
  Value of health and welfare benefits; and

  •
  Value of other benefits such as outplacement and tax gross-up.

Triggering Event & Value ($)	Sara Mathew	Richard H. Veldran	Byron C. Vielehr	Emanuele A. Conti	Joshua L. Peirez
If Voluntary Termination	13,382,999	239,490	2,602,840	372,598	24,805
% Already Earned	100%	100%	100%	100%	100%
Forfeitures	1,348,661	318,984	1,802,816	765,996	1,248,947
If Termination is Due to Disability	18,033,738	3,328,609	7,236,566	4,718,572	6,566,088
% Already Earned	74%	7%	36%	8%	0%
Forfeitures	1,348,661	147,490	316,082	126,388	316,082
If Termination is Due to Death	10,088,971	645,484	3,479,608	1,313,207	1,325,085
% Already Earned	100%	37%	75%	28%	2%
Forfeitures	1,348,661	147,490	316,082	126,388	316,082
If Involuntary Termination without Cause or Quit for Good Reason	15,235,323	794,596	3,367,773	1,053,106	740,439
% Already Earned	88%	30%	77%	35%	3%
Forfeitures	1,348,661	318,984	1,802,816	765,996	1,248,947
If Involuntary Termination for Cause	5,858,576	239,490	657,752	372,598	24,805
% Already Earned	100%	100%	100%	100%	100%
Forfeitures	8,873,084	318,984	3,747,904	765,996	1,248,947
If Change in Control Termination
Occurs	32,049,675	6,010,453	13,432,961	7,936,661	6,408,369
% Already Earned	42%	4%	19%	5%	0%
Forfeitures	0	0	0	0	0

        The amounts in the above table represent the total value of the potential post-employment compensation and the percentages below each amount in the above table indicate how much of that total value has already been earned by the named executive officer irrespective of the particular triggering event (i.e., the value the named executive officer has already earned and would be entitled to in the event of a termination). The remainder is the incremental value payable to the executive as a result of the specific triggering event. For example, the total value of Ms. Mathew's potential post-employment compensation in the event of a termination due to disability is $18,033,738; approximately 74% of that total, or $13,382,999, has already been earned irrespective of the particular triggering event (e.g., value of vested stock options and part of the value of defined benefit plans) and the approximately 26% remaining, or $4,650,739, is the value due exclusively to the triggering event.

        In addition, we have indicated the total value of compensation forfeited as a result of the triggering event. For example, Ms. Mathew would forfeit $1,348,661 in the event of a voluntary termination, which consists entirely of forfeited restricted stock and restricted stock units.

        In calculating the amounts set forth in the above table, we have made the following assumptions:

1.
Date and Stock Price. Except for Messrs. Konidaris and Stoeckert, both of whom left the Company on July 31, 2011, the date of the triggering event was December 31, 2011, and the stock price as of the triggering event was $74.83, the closing price of our common stock on December 30, 2011.

2.
Severance. For all executives, we assumed the following severance payments are payable:

•
Involuntary termination without cause:

•
The amount varies based on years of service. Ms. Mathew is entitled to 52 weeks; Messrs. Conti, Veldran and Vielehr are entitled to 48 weeks; and Mr. Peirez is entitled to 40 weeks. If the termination is for unsatisfactory performance, then all of the named executive officers are entitled to one-half of the benefits cited. The calculation in the above table reflects the full benefit entitlement.

•
Involuntary termination for cause:

•
No benefit is provided.

•
Change in control termination:

•
Three times the sum of annual base salary plus target annual cash incentive for all of the named executive officers.

3.
Target Annual Cash Incentive. Consistent with the applicable plans and agreements, such as the Covered Employee Incentive Plan, Career Transition Plan and Company's change in control agreement:

•
No benefit is provided for a voluntary termination or involuntary termination for cause.

•
In the event of a termination due to death or disability, all of the named executive officers are provided with one times their target annual cash incentive prorated for the period served and factored by performance.

•
For an involuntary termination without cause, all of the named executive officers are provided with one times their target annual cash incentive prorated for the period served and factored by performance.

•
In the event of a termination of employment in connection with a change in control, all of the named executive officers are provided with one times their target annual cash incentive prorated for the period served in addition to the severance benefits noted above.

  Assumption for period served in all of the above is twelve months and performance factor assumption is 100%.

4.
Treatment of Outstanding Equity

•
Unvested stock options, restricted stock and restricted stock units are generally forfeited in the event of either a voluntary or involuntary termination, unless the named executive officer is eligible for "Retirement" as defined in the 2000 Stock Incentive Plan or 2009 Stock Incentive Plan, as applicable, and the unvested equity was granted twelve months or more before termination.

  •
  Generally, unvested stock options, restricted stock and restricted stock units granted twelve months or more prior to a termination due to death or disability vest immediately and unvested equity granted within twelve months of termination due to death or disability are forfeited.

  •
  In the event of a change in control of D&B, all unvested stock options, restricted stock and restricted stock units vest immediately.

  •
  As discussed above under the heading "Detrimental Conduct Program," D&B maintains a detrimental conduct program pursuant to which a named executive officer may forfeit all rights to the proceeds of the named executive officer's equity-based award if the named executive officer engages in detrimental conduct as defined in the program.

5.
Factors Influencing Potential Post-employment Pension Benefit Payments

•
Voluntary Termination:  A termination date of December 31, 2011 is assumed and all payments, except for a Retirement Account lump-sum payment, will begin at age 55. Messrs. Veldran, Conti and Peirez are not vested in their ERP pension benefits, so their respective pension benefit is zero in every triggering event other than a change in control and termination due to disability.

•
Termination Due to Disability:  Assumption is made that each named executive officer would remain disabled until age 65. The value of the ERP plan is increased to reflect the additional years of benefit accrual up to age 65. The ERP also has a disability benefit which pays an annuity equal to 60% of their pre-disability income, less any disability plan benefit, for each year up through age 65.

•
Termination Due to Death:  Assumption is made that the age of payout reflects the age of the named executive officer's beneficiary, assuming that the payments would commence to the beneficiary when the named executive officer would have attained age 55. The value of the ERP plan is the lump-sum present value payable to the beneficiary at the assumed age.

•
Involuntary Termination without Cause or Resignation for Good Reason:  Payments under the Retirement Account, PBEP and ERP are the same as under voluntary termination.

•
Involuntary Termination for Cause:  Payments under the Retirement Account and PEBP are the same as under voluntary termination. Under the terms of the ERP, no benefit is due.

•
Change in Control Termination:  Retirement Account benefit amount remains the same as under voluntary termination. ERP benefits are greater since, under the change in control provisions, up to three years of service and compensation are added to the calculation. However, when additional service is added to actual service, total service cannot exceed ten years. Further, the PBEP and ERP use a more favorable interest rate to calculate the lump-sum payment. In addition, all benefits are paid as a lump sum and are made as soon as possible after the change in control, versus age 55 in the other triggering events.

6.
Deferred Compensation. All of the triggering events include D&B's contributions plus any earnings in the qualified defined contribution plan (i.e., our 401(k) Plan).

7.
Excise Tax. For all the named executive officers except Messrs. Conti, Peirez and Veldran, the change in control triggering event includes any excise tax and gross-up due to the Internal Revenue Service.

In addition to the above, Messrs. Konidaris and Stoeckert, who ceased employment on July 31, 2011, have the following compensation under the Company's Career Transition Plan in connection with their involuntary termination without cause:

  •
  Mr. Konidaris received $138,719 (shown in the All Other Compensation column of the Summary Compensation Table) and $179,699 (shown in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table) for 2011 and will receive $117,434 for 2012; and

  •
  Mr. Stoeckert received $233,333 (shown in the All Other Compensation column of the Summary Compensation Table) and $211,410 (shown in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table) for 2011 and will receive $296,282 for 2012.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by SEC regulation to furnish D&B with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to D&B, we believe that during 2011 all Section 16(a) filing requirements applicable to our insiders were complied with.

OTHER MATTERS

        We know of no matters, other than those referred to herein, which will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the form of proxy will vote the proxies in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

        The information under the captions "Report of the Audit Committee" and "Report of the Compensation & Benefits Committee" does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other D&B filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference therein.

        The information on our website (www.dnb.com) is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

        Shareholder proposals intended to be included in our proxy statement for the Annual Meeting of Shareholders in 2013 must be received by our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no later than November 27, 2012. We will consider written proposals received by that date in accordance with regulations governing the solicitation of proxies.

        Under our by-laws, shareholder proposals for the 2013 Annual Meeting of Shareholders that are not intended to be included in our proxy statement must be received by our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 between January 9, 2013 and February 8, 2013.

        For a shareholder seeking to nominate a candidate for our Board of Directors, notice must be provided in writing to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708. The notice must describe various matters regarding the nominee, including, among other things, name, age and business address of the nominee, certain monetary arrangements between the nominee and the nominating shareholder, and the nominee's written consent to being named in the proxy statement and to serving as a director if elected, and other specified matters. For a shareholder seeking to bring other business before a shareholder meeting, the written notice must include, among other things, a description of the proposed business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and other specified matters. In each case, the notice must also include information regarding the proposing shareholder, including the name and address of such shareholder and class and number of shares owned by such shareholder. The specific requirements that are summarized in this paragraph may be found in our by-laws.

        Any shareholders desiring a copy of our by-laws will be furnished one without charge upon written request to our Corporate Secretary or they may obtain a copy from the Corporate Governance information in the Investor Relations section of our website (http://investor.dnb.com). A copy of our current by-laws is also filed as an exhibit to our Current Report on Form 8-K filed on May 6, 2011 and is available at the SEC website (www.sec.gov).

SCHEDULE I

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF TOTAL REVENUE TO CORE REVENUE
AND
THE EFFECT OF FOREIGN EXCHANGE ON CORE REVENUE GROWTH

	For The Year Ended December 31,
			Growth Rate
	2011	2010
	($ in millions)
Total Revenue	$1,758.5	$1,676.6	5%
Less: Revenue from Divested Businesses	—	32.9	N/M

Core Revenue (1)	$1,758.5	$1,643.7	7%

Less: Effect of Foreign Exchange			2%
Core Revenue Before the Effect of Foreign Exchange			5%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Form 10-K for the year ended December 31, 2011 for a discussion of our use of core revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

N/M = Not Meaningful

SCHEDULE II

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED DILUTED EARNINGS PER SHARE
ATTRIBUTABLE TO D&B COMMON SHAREHOLDERS TO
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO D&B COMMON SHAREHOLDERS BEFORE
NON-CORE GAINS AND (CHARGES)

	For The Year Ended December 31,
			Growth Rate
	2011	2010
Diluted EPS Attributable to D&B Common Shareholders (Reported)	$5.28	$4.98	6%
Impact of Non-Core Gains and (Charges):
Restructuring Charges	(0.29)	(0.19)
Impaired Intangible Assets	(0.04)	(0.25)
Strategic Technology Investment	(0.69)	(0.55)
Settlement of Legacy Pension Obligation	(0.06)	—
Gain on Disposal of North American Self-Awareness Solutions Business	—	0.28
Gain (Loss) on Investment	(0.16)	—
One-Time Gain on Hedge of Purchase Price on the Australia Acquisition	—	0.04
Effect of Legacy Tax Matters	0.10	0.25
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	0.17	—
Reduction of a Deferred Tax Asset Resulting from the Healthcare Act of 2010	—	(0.26)

Diluted EPS Attributable to D&B Common Shareholders Before Non-Core Gains and (Charges) (1)	$6.25	$5.66	10%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Form 10-K for the year ended December 31, 2011 for a discussion of our use of Diluted EPS before non-core gains and (charges) and why management believes this measure provides useful information to investors.

SCHEDULE III

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF REPORTED OPERATING INCOME TO OPERATING INCOME
BEFORE NON-CORE GAINS AND (CHARGES)

	For The Year Ended December 31,
			Growth Rate
	2011	2010
	($ in millions)
Operating Income (Reported)	$424.8	$409.1	4%
Impact of Non-Core Gains and (Charges):
Restructuring Charges	(22.1)	(14.8)
Impaired Intangible Assets	(3.3)	(20.4)
Settlement of Legacy Pension Obligations	(5.1)	—
Strategic Technology Investment	(44.8)	(36.5)

Operating Income Before Non-Core Gains and (Charges) (1)	$500.1	$480.8	4%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Form 10-K for the year ended December 31, 2011 for a discussion of our use of operating income before non-core gains and (charges) and why management believes this measure provides useful information to investors.

Exhibit A

AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE DUN & BRADSTREET CORPORATION

The text of Article EIGHTH of the Company's Amended and Restated Certificate of Incorporation as proposed to be amended by Proposal No. 4 is set forth below, with proposed additions indicated by underscore.

        EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, special meetings of stockholders of the corporation may be called only by the Chief Executive Officer of the corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors, or upon the written request made in accordance with and subject to the corporation's By-Laws by holders of record of not less than forty percent (40%) of the voting power of all outstanding shares of Common Stock of the corporation.

A-1

Exhibit B

AMENDMENTS TO THE
FOURTH AMENDED AND RESTATED BY-LAWS
OF
THE DUN & BRADSTREET CORPORATION

The text of Section 2 of ARTICLE I of the Company's Fourth Amended and Restated By-Laws as proposed to be amended by Proposal No. 4 is set forth below. Proposed additions are indicated by underscore and proposed deletions are indicated by strike-outs.

ARTICLE I—STOCKHOLDERS

        Section 2.    Special Meeting.    ~~Special meetings of the stockholders may be called at any time, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, by the Secretary or any other officer, whenever directed by the Board of Directors or by the Chief Executive Officer. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call.~~ (A) Special meetings of the stockholders may be called at any time, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, by the Secretary of the Corporation or any other officer (i) whenever directed by the Board of Directors or by the Chief Executive Officer, or (ii) upon the written request to the Secretary of the Corporation (a "Special Meeting Request") in accordance with these By-Laws by holders of record of not less than forty percent (40%) of the voting power of all outstanding shares of Common Stock of the Corporation (the "Requisite Percent").

        (B)  In order for a special meeting upon stockholder request (a "Stockholder Requested Special Meeting") to be called in accordance with clause (A) above, one or more Special Meeting Requests stating the purpose or purposes of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percent of record holders of Common Stock (or their duly authorized agents), must be delivered to the Secretary of the Corporation and accompanied by the information, representations and agreements required by Section 11(A)(2) or 11(B) of these By-Laws, as applicable, as to any business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) requesting the special meeting (including the beneficial owners on whose behalf the request is made). Only business within the purpose or purposes described in the Special Meeting Request may be conducted at a Stockholder Requested Special Meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting. Upon receipt by the Secretary of the Corporation of the Special Meeting Request, the Board of Directors shall fix the date of the Stockholder Requested Special Meeting which shall be held at such day and hour as the Board of Directors may fix, but not more than 90 days after the receipt of the Special Meeting Request (provided that such request complies with all applicable provisions of these By-Laws), and due notice is given thereof in accordance with Section 3 of Article I of these By-Laws.

        (C)  In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, as determined in good faith by the Board of Directors, and (y) has been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary of the Corporation at the principal executive offices of

B-1

the Corporation. Any disposition by a requesting stockholder after the date of the Special Meeting Request of any shares of Common Stock of the Corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) shall be deemed a revocation of the Special Meeting Request with respect to such shares, and each requesting stockholder and the applicable beneficial owner shall certify to the Secretary of the Corporation on the day prior to the Stockholder Requested Special Meeting as to whether any such disposition has occurred. If the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting. If none of the stockholders who submitted the Special Meeting Requests appears or sends a duly authorized agent to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

        (D)  Notwithstanding the foregoing, a Stockholder Requested Special Meeting shall not be held if: (i) the Special Meeting Request does not comply with these By-Laws; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (a "Similar Item"), as determined in good faith by the Board of Directors (and for the purposes of this clause (iv), the election of directors shall be deemed a "Similar Item" with respect to all items of business involving the election or removal of directors), was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary of the Corporation; (v) the Board of Directors or the Chief Executive Officer has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Secretary of the Corporation and the business to be conducted at such meeting is a Similar Item, as determined in good faith by the Board of Directors; or (vi) such Special Meeting Request was made in a manner that involved a violation of the proxy rules of the Securities and Exchange Commission or other applicable law.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] YOU CAN VOTE BY INTERNET OR TELEPHONE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help D&B reduce postage and proxy tabulation costs. VOTE BY INTERNET - WWW.PROXYVOTE.COM Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY TELEPHONE - 1-800-690-6903 (U.S. and Canada) Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. VOTE BY MAIL - Mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope, or return it to D&B, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THE DUN & BRADSTREET CORPORATION 103 JFK PARKWAY SHORT HILLS, NJ 07078 M40984-TBD THE DUN & BRADSTREET CORPORATION The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4: 1. Election of nine Directors Against For Abstain Against For Abstain Nominees: 1h. Sandra E. Peterson 1a. Austin A. Adams 1i. Michael J. Winkler 1b. John W. Alden 2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012. 1c. Christopher J. Coughlin 3. Advisory approval of executive compensation (Say on Pay). 1d. James N. Fernandez 4. Approve amendments to the Amended and Restated Certificate of Incorporation and Fourth Amended and Restated By-Laws to permit shareholders to call special meetings. 1e. Paul R. Garcia 1f. Douglas A. Kehring NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1g. Sara Mathew For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ADMISSION TICKET THE DUN & BRADSTREET CORPORATION Annual Meeting of Shareholders May 9, 2012 8:00 a.m. The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/Form 10-K/Annual Report is available at www.proxyvote.com. M40985-TBD THE DUN & BRADSTREET CORPORATION Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held May 9, 2012 The undersigned hereby appoints Sara Mathew, Richard H. Veldran and Christine A. Hill, or any of them, proxies with full power of substitution, to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 9, 2012, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of the card on the specified proposals and, in their direction, on any other business which may properly come before said meeting. Shares credited to the undersigned in The Dun & Bradstreet Corporation 401(k) Plan and Moody's Corporation Profit Participation Plan will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions under such Plans, as described in the Proxy Statement. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 9, 2012. Meeting Information THE DUN & BRADSTREET CORPORATION Meeting Type: Annual For holders as of: March 13, 2012 Date: May 9, 2012 Time: 8:00 AM ET Location: The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. M40994-P21181 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT/FORM 10-K/ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. XXXX XXXX XXXX XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 25, 2012 to facilitate timely delivery. M40995-P21181 How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. XXXX XXXX XXXX

Voting Items The Board of Directors recommends you vote FOR the following proposals: 1. Election of nine Directors Nominees: 1a. Austin A. Adams 2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012. 1b. John W. Alden 3. Advisory approval of executive compensation (Say on Pay). 1c. Christopher J. Coughlin 1d. James N. Fernandez 4. Approve amendments to the Amended and Restated Certificate of Incorporation and Fourth Amended and Restated By-Laws to permit shareholders to call special meetings. 1e. Paul R. Garcia NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1f. Douglas A. Kehring 1g. Sara Mathew M40996-P21181 1h. Sandra E. Peterson 1i. Michael J. Winkler

Voting Instructions M40997-P21181